EXECUTION COPY

BLACKSTONE / GSO SENIOR FLOATING RATE TERM FUND

$96,000,000

Series A Floating Rate Senior Secured Notes due 2020

_____________

Note Purchase Agreement

_____________

Dated August 11, 2010

TABLE OF CONTENTS

SECTION

HEADING

PAGE

SECTION 1.

AUTHORIZATION OF NOTES

Section 1.1

Designation, Amount and Issuance of Notes

Section 1.2

Form of Notes

Section 1.3

Execution and Authentication

Section 1.4

Global Notes

Section 1.5

Interest

SECTION 2.

SALE AND PURCHASE OF NOTES

SECTION 3.

CLOSING

SECTION 4.

CONDITIONS TO CLOSING

Section 4.1

Representations and Warranties

Section 4.2

Performance; No Default

Section 4.3

Compliance Certificates.

Section 4.4

Opinions of Counsel

Section 4.5

Purchase Permitted by Applicable Law, Etc.

Section 4.6

Payment of Special Counsel Fees.

Section 4.7

CUSIP Numbers

Section 4.8

Changes in Corporate Structure

Section 4.9

Funding Instructions

Section 4.10

Ratings of Notes

Section 4.11

Sale of the Term Preferred Shares; Satisfaction of the Preferred Share Purchase Agreement Closing Conditions.

Section 4.12

Proceedings and Documents

SECTION 5.

REPRESENTATIONS AND WARRANTIES OF THE FUND

Section 5.1

Organization; Power and Authority

Section 5.2

Authorization, Etc.

Section 5.3

Disclosure

Section 5.4

No Subsidiaries

Section 5.5

Financial Statements; Material Liabilities

Section 5.6

Compliance with Laws, Other Instruments, Etc.

Section 5.7

Governmental Authorizations, Etc.

Section 5.8

Litigation; Observance of Statutes and Orders

Section 5.9

Taxes

Section 5.10

Title to Property; Lease; Liens..

Section 5.11

Licenses, Permits, Etc.

Section 5.12

Compliance with ERISA.

Section 5.13

Private Offering by the Fund

Section 5.14

Use of Proceeds; Margin Regulations

Section 5.15

Existing Indebtedness

Section 5.16

Foreign Assets Control Regulations, Etc.

Section 5.17

Status under Certain Statutes

Section 5.18

Ranking of Obligations

Section 5.19

No Delaware Activity

Section 5.20

No Withholding Taxes

SECTION 6.

REPRESENTATIONS OF THE PURCHASERS

SECTION 7.

INFORMATION AS TO THE FUND

Section 7.1

Financial and Business Information

Section 7.2

Officer’s Certificate

Section 7.3

Visitation

SECTION 8.

PAYMENT AND PREPAYMENT OF THE NOTES

Section 8.1

Maturity and Payment

Section 8.2

Optional Prepayments

Section 8.3

Mandatory Prepayment Upon Optional Redemption of the Term Preferred Shares

Section 8.4

Mandatory Prepayments

Section 8.5

Allocation of Partial Prepayments

Section 8.6

Maturity; Surrender, Status, Etc.

Section 8.7

Purchase of Notes

Section 8.8

Prepayment Procedures

Section 8.9

Reserve Account

Section 8.10

Non-Pro Rata Prepayments

SECTION 9.

AFFIRMATIVE COVENANTS

Section 9.1

Compliance with Law

Section 9.2

[Reserved]

Section 9.3

[Reserved]

Section 9.4

Payment of Taxes

Section 9.5

Statutory Trust Existence, Etc.

Section 9.6

Books and Records

Section 9.7

Coverage Tests

Section 9.8

Current Rating on the Notes

Section 9.9

Most Favored Lender Status

Section 9.10

Ranking of Obligations

Section 9.11

Maintenance of Status

Section 9.12

Fund Investments

Section 9.13

Rule 144A Information

SECTION 10.

NEGATIVE COVENANTS

Section 10.1

Transactions with Affiliates

Section 10.2

Merger, Consolidation, Etc.

Section 10.3

Terrorism Sanctions Regulations

Certain Other Restrictions

Section 10.5

No Subsidiaries

Section 10.6

Other Indebtedness

Section 10.7

Fund Not Subject to ERISA

Section 10.8

Fund Investments

SECTION 11.

COLLATERAL AND SECURITY

Section 11.1

Security Interest

SECTION 12.

EVENTS OF DEFAULT

SECTION 13.

REMEDIES ON DEFAULT, ETC.

Section 13.1

Acceleration

Section 13.2

Other Remedies

Section 13.3

Rescission

Section 13.4

No Waivers or Election of Remedies, Expenses, Etc.

SECTION 14.

REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

Section 14.1

Registration of Notes

Section 14.2

Transfer and Exchange of Notes

Section 14.3

Replacement of Notes

SECTION 15.

PAYMENTS ON NOTES

Section 15.1

Payment

Section 15.2

Paying Agent

Section 15.3

Paying Agent to Hold Money in Trust

SECTION 16.

EXPENSES, ETC.

Section 16.1

Transaction Expenses

Section 16.2

Survival

SECTION 17.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

SECTION 18.

AMENDMENT AND WAIVER

Section 18.1

Requirements

Section 18.2

Solicitation of Holders of Notes

Section 18.3

Binding Effect, Etc.

Section 18.4

Notes Held by Fund, Etc.

SECTION 19.

NOTICES

SECTION 20.

REPRODUCTION OF DOCUMENTS

SECTION 21.

CONFIDENTIAL INFORMATION

SECTION 22.

SUBSTITUTION OF PURCHASER

SECTION 23.

MISCELLANEOUS

Section 23.1

Successors and Assigns

Section 23.2

Payments Due on Non-Business Days

Section 23.3

Accounting Terms

Section 23.4

Severability

Section 23.5

Construction, Etc.

Section 23.6

Counterparts

Section 23.7

Governing Law

Section 23.8

Jurisdiction and Process; Waiver of Jury Trial

Section 23.9

Registrar and Transfer Agent and Paying Agent

SCHEDULE A

—

Information Relating to Purchasers

SCHEDULE B

—

Defined Terms

SCHEDULE C

—

Valuation Schedule

SCHEDULE 5.3

—

Other Disclosure Documents

SCHEDULE 5.15

—

Existing Indebtedness

EXHIBIT 1

—

Form of Floating Rate Senior Secured Note due 2020

EXHIBIT 4.4

—

Form of Opinion of Special Counsel to the Fund

i

BLACKSTONE / GSO SENIOR FLOATING RATE TERM FUND

Series A Floating Rate Senior Secured Notes due 2020

August 11, 2010

TO EACH OF THE PURCHASERS LISTED IN
SCHEDULE A HERETO:

Ladies and Gentlemen:

Blackstone / GSO Senior Floating Rate Term Fund, a Delaware statutory trust (the “Fund”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1.

AUTHORIZATION OF NOTES

Section 1.1

Designation, Amount and Issuance of Notes

. The Fund will authorize the issue and sale of $96,000,000 aggregate principal amount of its Series A Floating Rate Senior Secured Notes due 2020 (the “Notes,” such term to include any such notes issued in substitution therefor pursuant to ).

Section 1.2

Form of Notes

.  The Notes and the Registrar and Transfer Agent’s Certificate of Authentication shall be substantially in the form set out in Exhibit 1.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

A Purchaser may request its Notes to be represented by one or more Notes in either (i) definitive form registered in the name of such Purchaser (“Physical Notes”) or (ii) a global book entry form registered in the name of the Depositary or the nominee of the Depositary (“Global Notes”).

Any Global Note shall represent the principal amount of the outstanding Notes as shall be specified therein and the principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect issuances, repayments, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect a change in the principal amount of outstanding Notes represented thereby shall be made by the Registrar and Transfer Agent in such manner and upon instructions given by the holder of a Global Note in accordance with this Agreement.

Section 1.3

Execution and Authentication

  (a)  One or more authorized persons shall sign the Notes for the Fund by manual signature or (in the case of Global Notes) facsimile signature. If an authorized person whose signature is on a Note no longer is an authorized person at the time the Registrar and Transfer Agent authenticates the Note, the Note shall be valid nevertheless.

(b)  A Note shall not be valid until an authorized signatory of the Registrar and Transfer Agent manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Agreement.

(c)  Notes shall be executed by the Fund and delivered to the Registrar and Transfer Agent for authentication, and the Registrar and Transfer Agent shall thereupon authenticate and deliver the Notes upon a written order of the Fund, such order to be signed by an authorized person, without any further action by the Fund required.

Section 1.4

Global Notes

.  The following provisions shall apply only to Global Notes:

(a)

Each Global Note authenticated under this Agreement shall be registered in the name of the Depositary or a nominee thereof and delivered to the Depositary or a nominee thereof or the Registrar and Transfer Agent as custodian for the Global Notes, and each such Global Note shall constitute a single Note for purposes of this Agreement.

(b)

Notwithstanding any other provision in this Agreement, no Global Note may be exchanged in whole or in part for Physical Notes, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (x) has notified the Fund that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Fund within 90 calendar days or (B) the Fund, in its sole discretion, notifies the Registrar and Transfer Agent in writing that it no longer wishes to have such Notes represented by Global Notes.  Any Global Note exchanged pursuant to this Section 1.4(b) shall be so exchanged in whole and not in part.

(c)

In addition, Physical Notes will be issued in exchange for beneficial interests in a Global Note upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Notes or this Agreement upon the occurrence and during the continuance of an Event of Default.

(d)

Notes issued in exchange for a Global Note or any portion thereof pursuant to Section 1.4(b) or Section 1.4(c) shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Notes or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder.  Any Global Notes to be exchanged shall be surrendered by the Depositary to the Registrar and Transfer Agent, as Registrar; provided that pending completion of the exchange of a Global Note, the Registrar and Transfer Agent acting as custodian for the Global Notes for the Depositary or its nominee with respect to such Global Notes, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Registrar and Transfer Agent.  Upon any such surrender or adjustment, the Registrar and Transfer Agent shall authenticate and make available for delivery the Notes issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(e)

In the event of the occurrence of any of the events specified in Section 1.4(b) above or upon any request described in Section 1.4(c), the Fund will promptly make available to the Registrar and Transfer Agent a sufficient supply of Physical Notes.

(f)

Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Agreement with respect to any Global Notes registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Fund, the Registrar and Transfer Agent and any agent of the Fund or the Registrar and Transfer Agent as the absolute owner and Holder of such Global Notes for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Fund, the Registrar and Transfer Agent or any agent of the Fund or the Registrar and Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Global Notes.

(g)

At such time as all interests in a Global Note have been repaid, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Registrar and Transfer Agent in accordance with standing procedures and instructions existing between the Depositary and the Registrar and Transfer Agent.  At any time prior to such cancellation, if any interest in a Global Note is repaid, cancelled or exchanged for Physical Notes, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Registrar and Transfer Agent, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Registrar and Transfer Agent to reflect such reduction.

(h)

The transfer and exchange of beneficial interests in any Global Notes shall be effected through the Depositary in accordance with this Agreement and the applicable procedures of the Depositary.  Beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

Section 0.1

Interest

.  The Notes shall bear interest from the date of issue at a floating rate equal to the Adjusted LIBOR Rate from time to time, payable quarterly on the last day of each of February, May, August and November in each year, or if any such date is not a Business Day, on the immediately following Business Day, (commencing November 2010 and ending on the Maturity Date) (each such date being referred to as an “Interest Payment Date”) and to bear interest on overdue principal (including any overdue required or optional prepayment of principal), LIBOR Breakage Amount, if any, and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Default Rate until paid.  Interest shall be subject to adjustment in accordance with .

Interest on the Notes shall be computed for the actual number of days elapsed in the applicable Interest Period on the basis of a year consisting of 360 days.

The Adjusted LIBOR Rate for the Notes shall be determined by the Calculation Agent on behalf of the Fund, and notice thereof shall be given by or on behalf of the Fund to the holders of such Notes, together with such information as the Required Holders may reasonably request for verification (including in all events, a facsimile transmission of the relevant screen and calculations), on the second Business Day preceding each Interest Period (which, in the case of the first Interest Period, shall be the third Business Day prior to the Closing).  In the event that the Required Holders do not concur with such determination by the Calculation Agent, as evidenced by notice to the Fund and the Calculation Agent by such holders within five (5) Business Days after receipt by such holders of the notice delivered by or on behalf of the Fund pursuant to the previous sentence, the determination of the Adjusted LIBOR Rate shall be made by such holders in accordance with the provisions of this Agreement, which determination shall be conclusive and binding absent manifest error.

SECTION 1.

SALE AND PURCHASE OF NOTES

Subject to the terms and conditions of this Agreement, the Fund will issue and sell to each Purchaser and each Purchaser will purchase from the Fund, at the Closing provided for in , Notes in the principal amount and in the form specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 2.

CLOSING

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Davis Polk & Wardwell LLP, at 10:00 a.m., at a closing on August 13, 2010 or such other Business Day thereafter on or prior to August 20, 2010 as may be agreed upon by the Fund and the Purchasers (the “Closing”).  At the Closing, the Fund will deliver or cause to be delivered to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes as such Purchaser may request) for each Note to be so purchased (in the amount indicated by such Purchaser’s name in Schedule A; provided that a minimum investment in the Notes by any Purchaser shall be $100,000 and in integral multiples of $1,000 in excess thereof) dated the date of Closing and registered in such Purchaser’s name (or in the name of its nominee) or if the Purchaser has requested its Notes to be issued in global book entry form, the Global Note shall be delivered through the facility of the Depositary, and each Purchaser shall deliver by wire transfer to the Fund immediately available funds in the amount of the purchase price of the purchased Notes for the account of the Fund to the following account:

Bank Name:

The Bank of New York

ABA #:

021-000018

GLA #

111560

Account:

0000875399

BLACKSTONE/GSO SENIOR FLTG

RATE TERM FD

Attention:

Bill Peters

If at the Closing the Fund shall fail to tender such Notes to any Purchaser as provided above in this , or any of the conditions specified in  shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement (other than those obligations arising under Section 21), without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 3.

CONDITIONS TO CLOSING

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the following conditions:

Section 3.1

Representations and Warranties

.  The representations and warranties of the Fund in this Agreement shall be correct when made and at the time of the Closing.

Section 3.2

Performance; No Default

.  The Fund shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by ) no Default or Event of Default shall have occurred and be continuing.

Section 3.3

Compliance Certificates.

(a)

Officer’s Certificate.  The Fund shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in ,  and  have been fulfilled.

(b)

Secretary’s Certificate.  The Fund shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other trust proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

Section 3.4

Opinions of Counsel

.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing from Simpson Thacher & Bartlett LLP, counsel for the Fund, and from Richard Layton & Finger, P.A., special Delaware counsel to the Fund, together covering the matters set forth in Exhibit 4.4 and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Fund hereby instructs its counsel to deliver such opinion to the Purchasers).

Section 3.5

Purchase Permitted by Applicable Law, Etc.

  On the date of the Closing such Purchaser’s purchase of Notes shall not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) assuming the required preparation, execution, delivery and filing of the applicable Federal Reserve Board forms (such as Forms U-1 and G-1 through 4).  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 3.6

Payment of Special Counsel Fees.  The Fund, or another person on behalf of the Fund (it being agreed that the Fund remains, in all circumstances, primarily liable for any amounts owed under this Section 4.6), shall have paid on or before the Closing the reasonable fees, charges and expenses of Metropolitan Life Insurance Company’s special counsel to the extent reflected in a statement of such counsel rendered to the Fund at least one Business Day prior to the Closing.

Section 3.7

CUSIP Numbers

.  A “CUSIP” number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 3.8

Changes in Corporate Structure

.  The Fund shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 3.9

Funding Instructions

.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Fund confirming the information specified in  including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 3.10

Ratings of Notes

.  The Notes shall have been given a rating of not less than “AAA” by Fitch on or prior to the date of issuance thereof.

Section 3.11

Sale of the Term Preferred Shares; Satisfaction of the Preferred Share Purchase Agreement Closing Conditions.  Contemporaneously with the Closing the Fund shall sell to each Purchaser under the Preferred Share Purchase Agreement and each such Purchaser shall purchase the Term Preferred Shares to be purchased by it at the Closing as provided for in the Preferred Share Purchase Agreement.  The closing conditions set forth in Section 4 of the Preferred Share Purchase Agreement shall have been satisfied to each such Purchaser’s satisfaction as provided therein

Section 3.12

Proceedings and Documents

.  All trust and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions, including the Financing Agreements, shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request and shall receive such information as may be reasonably necessary to complete any Holder Forms.

SECTION 4.

REPRESENTATIONS AND WARRANTIES OF THE FUND

The Fund represents and warrants to each Purchaser that:

Section 4.1

Organization; Power and Authority

.  The Fund has been duly organized, is validly existing as a statutory trust in good standing under the laws of the State of Delaware, has the power and authority to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  The Fund has the power and authority to transact the business it transacts and proposes to transact, to execute and deliver each of the Financing Agreements, and to perform the provisions hereof and thereof.  The Fund is and will continue to be registered as a non-diversified, closed-end management investment company as such terms are used in the 1940 Act.

Section 4.2

Authorization, Etc.

  Each of the Financing Agreements has been duly authorized by all necessary action on the part of the Fund, and each Financing Agreement (other than each Note) constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Fund enforceable against the Fund in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.3

Disclosure

.  The Fund, through its agent, Morgan Stanley & Co. Incorporated, has delivered to each Purchaser a copy of the Private Placement Memorandum dated August  4, 2010 (the “Memorandum”) and the document listed on Schedule 5.3, which, collectively, shall be referred to as the “Disclosure Documents” and the Disclosure Documents do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since August 4, 2010, there has been no change in the financial condition, operations or business of the Fund except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 4.4

No Subsidiaries

.  The Fund has no Subsidiaries as of the date of Closing.

Section 4.5

Financial Statements; Material Liabilities

.  The Fund has delivered to each Purchaser copies of the financial statements of the Fund together with the Memorandum.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Fund as of the respective dates specified in such Schedule for the period so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year end adjustments).  The Fund does not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 4.6

Compliance with Laws, Other Instruments, Etc.

  The execution, delivery and performance by the Fund of each of the Financing Agreements will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the Liens specifically contemplated under the Security Documents) in respect of any property of the Fund under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by laws, or any other Material agreement or instrument to which the Fund is bound or by which the Fund or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Fund or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Fund, including, without limitation, the Securities Act and the 1940 Act, except where such contravention, conflict, breach or violation would not reasonably be likely to have a Material Adverse Effect.

Section 4.7

Governmental Authorizations, Etc.

  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Fund of each of the Financing Agreements, except where such failure to could not reasonably be likely to have a Material Adverse Effect.

Section 4.8

Litigation; Observance of Statutes and Orders

.

(a)

There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Fund, threatened against or affecting the Fund or any property of the Fund in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)

The Fund is not in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority and is not in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA PATRIOT Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 4.9

Taxes

.  The Fund has filed all income tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Fund, as the case may be, has established adequate reserves in accordance with GAAP.  The Fund intends to elect to be treated as a regulated investment company under Subchapter M of the Code  and will file its tax returns consistent with this status.  As of the date hereof, the Fund has not been subject to a Federal income tax audit, and no statute of limitations related to Federal income tax liabilities of the Fund has run.

Section 4.10

Title to Property; Lease; Liens.  The Fund neither owns nor leases any real property.  As of the date hereof, none of the Fund’s property is subject to any Lien that is Material, other than those Liens granted in favor of the Collateral Agent for the benefit of the holders of the Notes in the Security Documents.

Section 4.11

Licenses, Permits, Etc.  The Fund owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 4.12

Compliance with ERISA.

(a)

Neither the Fund nor any ERISA Affiliate maintains, contributes to, or has, at any time in the past six years, maintained, contributed to or been obligated to maintain or contribute to, any Plan.

(b)

The execution and delivery of this Agreement and the issuance and sale by the Fund of the Notes hereunder to such Purchaser does not constitute a non-exempt prohibited transaction within the meaning of Section 406(a) of ERISA or Section 4975(c)(1)(A)-(C) of the Code.  The representation by the Fund to each Purchaser in the first sentence of this Section 5.12(b) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6(d).

Section 4.13

Private Offering by the Fund

.  Neither the Fund nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 4.14

Use of Proceeds; Margin Regulations

.  The Fund will apply the proceeds of the sale of the Notes as permitted under the 1940 Act including for Fund Investments and for general corporate purposes.  Assuming the required preparation, execution, delivery and filing of the applicable Federal Reserve Board forms (such as Forms U-1, G-1 through 4, and FR-G3 as applicable), each Purchaser’s purchase of the Notes specified under this Agreement will not cause a violation of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), Regulation X of said Board (12 CFR 224) or Regulation T of said Board (12 CFR 220).

Section 4.15

Existing Indebtedness

.

(a)

 Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Fund as of July 31, 2010 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Fund (other than the issuance of the Notes pursuant to this Agreement).  The Fund is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Fund and no event or condition exists with respect to any Indebtedness of the Fund the outstanding principal amount of which exceeds $5,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)

The Fund is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Fund, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Fund, except for the 1940 Act or as specifically indicated in Schedule 5.15.

Section 4.16

Foreign Assets Control Regulations, Etc.

(a)

Neither the sale of the Notes by the Fund hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)

The Fund (i) is not a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti Terrorism Order and (ii) does not engage in any dealings or transactions with any such Person.  The Fund is in compliance, in all material respects, with the USA PATRIOT Act.

(c)

No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Fund.

Section 4.17

Status under Certain Statutes

.  The Fund is subject to regulation under the 1940 Act.  The Fund is, and immediately after giving effect to the issuance of the Term Preferred Shares and the Notes will be, in compliance with the 1940 Act, including, but not limited to, all leverage provisions specified in the 1940 Act.

Section 4.18

Ranking of Obligations

.  The Fund’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank pari passu, without preference or priority, with all other senior secured Indebtedness, if any, of the Fund and will rank senior to all unsecured Indebtedness of the Fund.

Section 4.19

No Delaware Activity.  The Fund has no assets (other than investments in securities and other intangibles in Delaware entities), activities (other than investing in Delaware entities in a manner customary for closed-end investment companies and other than having a registered office and registered agent in the State of Delaware as required by the Act and the filing of documents with the Secretary of State) or employees in the State of Delaware.

Section 4.20

No Withholding Taxes. Under current United States federal income tax law, no withholding will be required under the Code with respect to payments made to a holder of the Notes that is a “United States person” within the meaning of the Code that has provided a properly executed Internal Revenue Service Form W-9 on a timely basis.

SECTION 5.

REPRESENTATIONS OF THE PURCHASERS

(a)

Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds or for the resale of the Notes pursuant to Rule 144A or any other exemption under the Securities Act; provided that the disposition of such Purchaser’s or such separate account’s or pension or trust fund’s property shall at all times be within such Purchaser’s or such separate account’s or pension or trust fund’s control.  Each Purchaser understands that the Notes have not been, and will not be, registered under the Securities Act or any state securities law.  Accordingly, they are being offered and sold only to Qualified Institutional Buyers and may only be resold to Qualified Institutional Buyers pursuant to Rule 144A or any other exemption from registration under the Securities Act.

(b)

Each Purchaser is duly authorized to enter into this Agreement, and the person signing this Agreement on behalf of each Purchaser is authorized to do so, under all applicable governing documents (e.g., partnership agreement, trust instrument, pension plan, certificate of incorporation, bylaws, or operating agreement).  This Agreement constitutes a legal, valid and binding agreement of each Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)

Each Purchaser severally represents that it is a Qualified Institutional Buyer.

(d)

Each Purchaser severally represents and warrants that either (i) no portion of the assets used by such Purchaser to acquire or hold the Notes or any interest therein constitutes the assets of an employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement, (ii) the source of funds (the “Source”) used by such Purchaser to purchase the Notes or any interest therein is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization as defined by the NAIC Annual Statement in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile or (iii) the purchase and holding of the Notes by such purchaser will not (1) constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws or (2) cause the assets of the Fund to constitute “plan assets” under any Similar Laws applicable to the Source used by such Purchaser or holder to purchase or hold the Notes or any interest therein.

(e)

Each Purchaser acknowledges that (i) it has made, either alone or together with its advisors, such independent investigation of the Fund and its management, assets and related matters as such Purchaser deems to be, or such advisors have advised to be, necessary or advisable in connection with a purchase of Notes pursuant to the transactions contemplated by this Agreement, (ii) it and its advisors have received all information and data that it and such advisors believe to be necessary in order to reach an informed decision as to the advisability of a purchase of Notes pursuant to the transactions contemplated by this Agreement, (iii) it understands the nature of the potential risks and potential rewards of its ownership of the Notes and (iv) it is a sophisticated investor with investment experience and, in the event of any liquidation or winding up of the Fund, has the ability to bear complete loss of its investment.

SECTION 6.

INFORMATION AS TO THE FUND

Section 6.1

Financial and Business Information

.  The Fund shall deliver or cause to be delivered to each holder of Notes that is an Institutional Investor:

(a)

Semi-Annual Statements — within 70 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Fund’s semi-annual report on Form N-CSR (the “Form N-CSR”)) with the SEC regardless of whether the Fund is subject to the filing requirements thereof) after the end of each semi-annual fiscal period in each fiscal year of the Fund, duplicate copies of,

(i)

an unaudited balance sheet of the Fund, as at the end of such semi-annual period, and

(ii)

unaudited statements of operations and changes in net assets of the Fund, for the portion of the fiscal year ending at the end of such semi-annual period,

all in reasonable detail, prepared in accordance with GAAP applicable to semi-annual financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the Fund and its results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that the Fund shall be deemed to have made such delivery of such semi-annual financial statements if it shall have timely made such semi-annual financial statements available on its home page on the worldwide web (at the date of this Agreement located at http://www.blackstone-gso.com) and shall have given such holder prior notice of such availability on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”); and provided, further, that the Fund agrees also to deliver hard copies of such financial statements to any holder of Notes who has requested such delivery in writing within the time period required above, unless such written request was made within the last 10 days of the end of such time period, in which case, the Fund will deliver such financial statements no later than 10 days after the conclusion of the time period required above;

(b)

Annual Statements — within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Fund’s Annual Report on Form N-CSR with the SEC regardless of whether the Fund is subject to the filing requirements thereof) after the end of each fiscal year of the Fund, duplicate copies of,

(i)

a balance sheet and schedule of investments of the Fund, as at the end of such year, and

(ii)

statements of operations and changes in net assets of the Fund, for such year,

all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Fund and its results of operations and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided that the delivery within the time period specified above of the Fund’s Form N-CSR for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this ; provided, further, that the Fund shall be deemed to have made such delivery of such Form N-CSR if it shall have timely made Electronic Delivery thereof; and provided, further, that the Fund agrees also to deliver hard copies of such financial statements to any holder of Notes who has requested such delivery in writing within the time period required above, unless such written request was made within the last 10 days of the end of such time period, in which case, the Fund will deliver such financial statements no later than 10 days after the conclusion of the time period required above;

(c)

SEC and Other Reports — promptly upon their becoming available:

(i)

one copy of each regular or periodic report sent to the Fund’s stockholders, each notice sent to the Fund’s stockholders, each proxy statement and similar document filed with the SEC, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder) and each final prospectus and all amendments thereto filed by the Fund with the SEC; provided that the Fund shall be deemed to have made such delivery if it shall have timely made Electronic Delivery thereof; provided, further, that the Fund agrees also to deliver hard copies of such reports to any holder of Notes who has requested such delivery in writing no later than 10 days after receipt of such notice, and

(ii)

if requested by a holder of Notes, each financial statement, report or notice sent by the Fund to its principal lending banks, if applicable, as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to any NRSRO.

(d)

Notice of Default or Event of Default — promptly, and in any event within 10 Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default, a written notice sent in accordance with Section 19 specifying the nature and period of existence thereof and what action the Fund is taking or proposes to take with respect thereto;

(e)

Contact Information of Other Holders — upon request from any holder of the Notes, the contact information of any other holder of the Notes.

(f)

Additional Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Fund (including, without limitation, actual copies of the semi-annual and annual reports of the Fund) or relating to the ability of the Fund to perform its obligations under this Agreement and under the Notes as from time to time may be reasonably requested in writing by such holder of Notes (including any such information as may be reasonably necessary to complete any Holder Forms).

(g)

Compliance Report — on the last day of each calendar month commencing on August 31, 2010, or if such day is not a Business Day, on the immediately following Business Day, a report from the Calculation Agent showing compliance of the Fund with the requirements of Section 9.7.

(h)

Custody Agreement — notice of any amendment, modification, waiver or termination of the Custody Agreement.

Section 6.2

Officer’s Certificate

.  Each set of financial statements delivered to a holder of Notes pursuant to  or  shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

(a)

Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Fund was in compliance with the requirements of Sections , , 10.4(a),  and  and any Additional Covenant incorporated herein pursuant to  during the semi-annual or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)

Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Fund from the beginning of the semi-annual or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Fund shall have taken or proposes to take with respect thereto.

Section 6.3

Visitation

.  The Fund shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)

No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Fund, to visit the principal executive office of the Fund, to discuss the affairs, finances and accounts of the Fund with the Fund’s officers, not more than twice each calendar year during normal business hours; and

(b)

Default — if a Default or Event of Default then exists, at the expense of the Fund to visit and inspect any of the offices or properties of the Fund, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Fund authorizes said accountants to discuss the affairs, finances and accounts of the Fund, it being understood that such accountants may decline such request in their sole discretion), all at such times and as often as may be reasonably requested during normal business hours.

SECTION 7.

PAYMENT AND PREPAYMENT OF THE NOTES

Section 7.1

Maturity and Payment

.  As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the Maturity Date.

Section 7.2

Optional Prepayments

.

(a)

To the extent prepayment of the Notes (specifically payment of the prepayment price) in accordance with the provisions of this  is permitted under the 1940 Act and Delaware law, the Fund may elect to prepay the outstanding Notes in whole or in part in an amount of not less than 5% of the aggregate principal amount of the Notes then outstanding:

(i)

at any time on or after the second anniversary of the date of Closing, at the Optional Prepayment Price determined for the applicable Prepayment Date; and

(ii)

at any time on or after the date on which the Fitch rating of the Notes declines below “A-,” (or equivalent rating from another NRSRO if a Fitch rating is not available) at the Mandatory Prepayment Price determined for the applicable Prepayment Date, provided that such prepayment pursuant to this clause 8.2(a)(ii) shall not exceed the amount necessary to permit Fitch to give a rating of at least “A-” (or equivalent rating from another NRSRO if a Fitch rating is not available) on the Notes, determined in the Fund’s reasonable commercial judgment after consultation with Fitch (the basis for such determination having been communicated to and not objected to by any Holder of the Notes), provided that the Fund may not effect any optional prepayment pursuant to this  unless:

(A)

concurrently with such prepayment the Fund redeems Term Preferred Shares on a pro rata basis with the Notes (based on the aggregate principal amount of the outstanding Notes and the aggregate liquidation preference of the outstanding Term Preferred Shares);

(B)

if the Notes are prepaid in part, immediately after giving effect to such prepayment and redemption there would be no breach of the Over-Collateralization Test; and

(C)

if the Notes are prepaid in part, immediately after giving effect to such prepayment and redemption the Minimum Diversification Test is satisfied.

(b)

The Fund shall provide a Notice of Prepayment for any prepayment under this  not less than 14 days and not more than 60 days prior to the applicable Prepayment Date.

Section 7.3

Mandatory Prepayment Upon Optional Redemption of the Term Preferred Shares

.

(a)

 If the Fund elects to exercise its option to redeem the Term Preferred Shares in whole or in part at any time on or after the second anniversary of the date of Closing pursuant to Section 3(a)(i) of the Supplement the Fund shall concurrently with such redemption of the Term Preferred Shares, prepay the Notes at the Optional Prepayment Price on a pro rata basis with the Term Preferred Shares (based on the aggregate principal amount of the outstanding Notes and the aggregate liquidation preference of the outstanding Term Preferred Shares).

(b)

The Fund shall provide a Notice of Prepayment for any prepayment under this  not less than 14 days and not more than 60 days prior to the applicable Prepayment Date.

Section 7.4

Mandatory Prepayments

.

(a)

Mandatory Prepayment Upon Over Collateralization Test Failure.  If the Fund fails the Over-Collateralization Test, then on any Excess Date the Fund, or the Adviser on behalf of the Fund, shall promptly (and in any event within three (3) Business Days) notify each Holder of the Notes in writing and Fitch of such Over-Collateralization Test failure.  Unless holders of at least two thirds of the outstanding principal amount of the Notes and at least two thirds of the outstanding liquidation preference of the Term Preferred Shares, each separately, waive, in writing, the requirement to cure the Over-Collateralization Test failure, the Fund, or the Adviser on behalf of the Fund, shall within ten (10) Business Days of such Excess Date, either:

(i)

deliver a Notice of Prepayment as described below under  for prepayment of Notes at the Mandatory Prepayment Price in such amounts as shall be necessary such that immediately following such prepayment and the concurrent redemption of the Term Preferred Shares there will be no Excess Amount and specifying a Prepayment Date that is no later than ten (10) Business Days after such Notice of Prepayment; or

(ii)

provide a written statement to Fitch, the Registrar and Transfer Agent and each holder of the Notes showing projected compliance with the Over-Collateralization Test within a period of twenty (20) Business Days from such Excess Date (the “Cure Period”).

In the event that the Fund fails to satisfy the Over-Collateralization Test on the last day of the applicable Cure Period, the Fund shall promptly deliver a Notice of Prepayment as described below under  for prepayment of Notes at the Mandatory Prepayment Price in such amounts as shall be necessary such that immediately following such prepayment and the related pro rata redemption of the Term Preferred Shares there will be no Excess Amount and specifying a Prepayment Date that is no later than five (5) Business Days after the end of the Cure Period and the Fund shall make such prepayment on such specified Prepayment Date.

Concurrently with any delivery of a Notice of Prepayment for any prepayment of the Notes pursuant to this  the Fund shall provide an irrevocable notice of redemption for redemption of the Term Preferred Shares on a pro rata basis with the Notes (based on the aggregate principal amount of the outstanding Notes and the aggregate liquidation preference of the outstanding Term Preferred Shares).

(b)

Mandatory Prepayments after Termination of Reinvestment Period.  Any sale proceeds, prepayments or scheduled payments of the Fund Investments received by the Fund after the Reinvestment Period End Date shall be used to prepay the Notes at the Mandatory Prepayment Price, to redeem the Term Preferred Shares and for distributions to holders of the Common Shares on a pro rata basis (based on the aggregate principal amount of the outstanding Notes, the aggregate liquidation preference of the outstanding Term Preferred Shares and the aggregate Net Asset Value of the Common Shares as of the related Determination Date).

Notwithstanding the foregoing paragraph of this  if at any time after the Reinvestment Period End Date (i) the Minimum Diversification Test is not satisfied or (ii) 50% of the aggregate Principal Amount of the Notes has been prepaid, then any subsequent sale proceeds, prepayments or scheduled payments of the Fund Investments received by the Fund shall be used to prepay the Notes at the Mandatory Prepayment Price and to redeem the Term Preferred Shares on a pro rata basis (based on the aggregate principal amount of the outstanding Notes and the aggregate liquidation preference of the outstanding Term Preferred Shares) until all of the Notes are repaid and all of the Term Preferred Shares are redeemed.

The Fund shall effect the prepayment of the Notes at the Mandatory Prepayment Price, redemption of the Term Preferred Shares and distribution to holders of the Common Shares, if applicable, commencing on the last day of August, 2017 and thereafter on a quarterly basis on each of the Interest Payment Dates until and including the Interest Payment Date for the last day of November, 2019 (each such date on which the Notes are to be prepaid, an “Initial Period Prepayment Date”) as described in  and .  Each such prepayment of the Notes pursuant to this  shall be effected on the same day as the concurrent redemption of the Term Preferred Shares.

The Fund shall determine the amount of Cash available at the close of business on the Determination Date immediately preceding the first Initial Period Prepayment Notice Date and based on such amount shall determine the aggregate Principal Amount of the Notes to be prepaid pursuant to this  on the first Initial Period Prepayment Date.  The Fund shall thereafter determine the amount of Cash available at the close of business on each subsequent Determination Date based on the amount of sale proceeds, prepayments or scheduled payments of the Fund Investments received by the Fund during the period following the close of business on the immediately preceding Determination Date until the close of business on the applicable Determination Date.  The Fund shall then determine the aggregate Principal Amount of the Notes to be prepaid pursuant to this  on the Initial Period Prepayment Date following such Determination Date based on the amount of Cash available on such Determination Date.  On each Initial Period Prepayment Notice Date the Fund shall provide a Notice of Prepayment in accordance with  for each prepayment of the Notes pursuant to this .

(c)

Mandatory Sinking Fund Prepayments.  If the Notes have not been fully prepaid six (6) months prior to the Maturity Date, then the Fund shall commence a sale of the Fund Investments to be conducted in the sole discretion of the Adviser to prepay the outstanding Notes and to redeem concurrently the Term Preferred Shares on a pro rata basis (based on the aggregate principal amount of the outstanding Notes and the aggregate liquidation preference of the outstanding Term Preferred Shares) with proceeds of such sales.  Prepayments of the Notes pursuant to this  and the concurrent redemption of the Term Preferred Shares shall occur on March 2, 2020 and, if necessary, on the Maturity Date.  The total aggregate Principal Amount of the Notes and aggregate Liquidation Preference of the Term Preferred Shares to be prepaid and redeemed, as applicable, on March 2, 2010 shall be at least one-half of the aggregate Principal Amount of the outstanding Notes and at least one-half of the Liquidation Preference of the outstanding Term Preferred Shares on November 30, 2019.  The Notes shall be prepaid pursuant to this  at the Mandatory Prepayment Price.  Each such prepayment of the Notes pursuant to this  shall be effected on the same day as the concurrent redemption of the Term Preferred Shares.

(d)

Mandatory Redemption for Failure to Pay Dividends on Term Preferred Shares.  If at any time dividends on the Term Preferred Shares are not paid for a period of six (6) consecutive months, the Fund shall concurrently with the related redemption of the Term Preferred Shares prepay at the Mandatory Prepayment Price all of the outstanding Notes.

Section 7.5

Allocation of Partial Prepayments

.  In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 7.6

Maturity; Surrender, Status, Etc.

  In the case of each prepayment of Notes pursuant to this , the Principal Amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with any LIBOR Breakage Amount.  From and after such date, unless the Fund shall fail to pay such Principal Amount when so due and payable, together with any LIBOR Breakage Amount (if applicable), premium (if applicable) and interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Fund and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 7.7

Purchase of Notes

.  The Fund shall not purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.  The Fund  shall promptly cancel all Notes acquired by it or any Affiliate controlled by or under common control with the Fund pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 7.8

Prepayment Procedures

.  If the Fund is required to prepay, in whole or in part, or elects to prepay, in whole or in part, the Notes, it shall, or shall cause the Adviser, the Fund’s administrator or custodian on its behalf to deliver an irrevocable notice of prepayment (a “Notice of Prepayment”) by overnight delivery, by first class mail, postage prepaid or by electronic means to each holder of Notes being prepaid in the manner described in Section 19 and to Fitch, the Registrar and Transfer Agent and the Paying Agent by overnight delivery, by first class mail, postage prepaid or by electronic means.

Each Notice of Prepayment shall state: (i) the Prepayment Date; (ii) the aggregate principal amount of the Notes to be prepaid; (iii) the applicable Prepayment Price including the accrued interest of each Note to be prepaid; (iv) any premium or additional amount payable; (v) if applicable, the place or places where the certificate(s) for such Notes (properly endorsed or assigned for transfer, if the Board of Trustees of the Fund shall so require and the Notice of Prepayment states) are to be surrendered for payment of the applicable Prepayment Price; (vi) that interest on Notes to be prepaid shall cease to accrue from and after the Prepayment Date; and (vii) the provisions of this Agreement under which such prepayment is made.  Each Notice of Prepayment shall also contain a certificate of a Senior Financial Officer requesting a determination of any LIBOR Breakage Amount from the holder of Notes if the specified prepayment is not on an Interest Payment Date.  No defect in any Notice of Prepayment or delivery thereof shall affect the validity of prepayment proceedings except as required by applicable law.

If the Fund gives a Notice of Prepayment with respect to any mandatory prepayment pursuant to  or , then at any time from and after the giving of such Notice of Prepayment and prior to 12:00 noon, New York City time, on the applicable Prepayment Date for the Notes to be prepaid pursuant to such Notice of Prepayment, the Fund shall deposit into the Reserve Account all proceeds from any sale proceeds, prepayments or scheduled payments of Fund Investments to be used for prepayment of the Notes on the applicable Prepayment Date and concurrent redemption of the Term Preferred Shares.

On or prior to 12:00 noon, New York City time, on the applicable Prepayment Date, the Fund shall (1) deposit, or cause such deposit, with the Paying Agent, Cash, which for mandatory prepayments pursuant to  and  shall be withdrawn for such purpose from the Reserve Account, having an aggregate Market Value at the time of deposit no less than the applicable Prepayment Price of the Notes to be prepaid on such Prepayment Date and (2) give the Paying Agent irrevocable instructions and authority to pay the applicable Prepayment Price to the holders of the Notes to be prepaid on such Prepayment Date.

Upon the date of the deposit of Cash by the Fund with the Paying Agent for purposes of prepayment of the Notes, all rights of the holders of the Notes to be prepaid shall cease and terminate except the right of the holders thereof to receive the Prepayment Price, and such Notes shall no longer be deemed outstanding for any purpose whatsoever (other than the transfer thereof prior to the applicable Prepayment Date and other than accrual of interest thereon in accordance with the terms of the Notes up to (but excluding) the applicable Prepayment Date).  The Fund shall be entitled to receive, promptly after the Prepayment Date, any Cash deposited with the Paying Agent having an aggregate Market Value in excess of the aggregate Prepayment Price of Notes called for prepayment on the Prepayment Date.  Any Cash so deposited with the Paying Agent that are unclaimed at the end of 90 days from the Prepayment Date shall, to the extent permitted by law, be repaid to the Fund, after which the holders of the Notes to be prepaid shall look only to the Fund for payment of any unpaid amount of the Prepayment Price.  The Fund shall be entitled to receive, promptly after the Prepayment Date, any interest on Cash so deposited.

Notwithstanding the fact that a Notice of Prepayment has been provided with respect to any Notes, interest may be declared and paid on such Notes in accordance with their terms if Cash for the payment of the Prepayment Price of such Notes have not been deposited with the Paying Agent for that purpose.

No Notes may be prepaid if the prepayment would cause the Fund to violate the 1940 Act or any other applicable law.

Section 7.9

Reserve Account

  On or prior to the Closing, the Fund shall establish an account (the “Reserve Account”), and shall deposit into such Reserve Account (1) from and after the Reinvestment Period End Date, proceeds received from all prepayments, scheduled payments or sales of the Fund Investments and (2) beginning on the date six (6) months prior to the Maturity Date, all proceeds from the sale of Fund Investments.  For the avoidance of doubt this shall be the same “Reserve Account” as defined in Section 3(j) of the Preferred Share Purchase Agreement.

Section 7.10

Non-Pro Rata Prepayments

.  Notwithstanding anything herein to the contrary, the Fund may elect to prepay the Notes, separately and not pro rata with the redemption of Term Preferred Shares, to the extent it elects to do so pursuant to  or is required to under , to the extent necessary to comply with  and the 1940 Act.

SECTION 8.

AFFIRMATIVE COVENANTS

The Fund covenants that so long as any of the Notes are outstanding:

Section 8.1

Compliance with Law

.  Without limiting , the Fund will comply with all laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, ERISA, the USA PATRIOT Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that non compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Without limiting the foregoing, the Fund shall remain in material compliance, at all times with the 1940 Act, including, but not limited to, all leverage provisions specified in the 1940 Act.

Section 8.2

[Reserved]

.

Section 8.3

[Reserved]

.

Section 8.4

Payment of Taxes

.  The Fund will file all income tax or similar tax returns required to be filed in any jurisdiction and pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable, to the extent the same have become due and payable and before they have become delinquent, provided that the Fund need not pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Fund on a timely basis in good faith and in appropriate proceedings, and the Fund has established adequate reserves therefor in accordance with GAAP on the books of the Fund or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 8.5

Statutory Trust Existence, Etc.

  Subject to , the Fund will at all times preserve and keep in full force and effect its statutory trust existence.  Subject to , the Fund will at all times preserve and keep in full force and effect all rights of the Fund unless, in the good faith judgment of the Fund, the termination of or failure to preserve and keep in full force and effect such statutory trust existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 8.6

Books and Records

.  The Fund will maintain, or cause its administrator to maintain (i) proper books of records and account in conformity with GAAP and (ii) all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Fund, as the case may, be except for such requirements that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 8.7

Coverage Tests

.

(a)

The Fund shall maintain, as of the last day of each month, the 1940 Act Asset Coverage.

(b)

The Fund shall satisfy, as of each Business Day, the Over-Collateralization Test.

Section 8.8

Current Rating on the Notes

.

(a)

The Fund shall at all times use its best efforts to maintain a current rating of the Notes given by Fitch of at least “A-”.  To the extent Fitch ceases to rate the Notes, the Fund shall use its best efforts to seek a rating for the Notes from another NRSRO of at least “A-" or equivalent; and

(b)

Without limiting the provisions of Section 9.8(a), in addition to all other amounts due and payable hereunder and under the Notes, the interest rate applicable to the Notes (including any Default Rate applicable thereto) shall be increased by an amount equal to 1.00% per annum from, and including, any such date on which the Notes fail to have a Fitch rating of at least “A-” (or equivalent rating from another NRSRO if a Fitch rating is not available) and by an amount equal to 2.00% per annum from, and including, any such date on which the Notes fail to have a Fitch rating of at least “BBB-” (or equivalent rating from another NRSRO if a Fitch rating is not available) to, but excluding, such date as of which the Fitch rating (or equivalent rating from another NRSRO if a Fitch rating is not available) of the Notes is equal to or greater than “A-” or “BBB-,” as applicable.

Section 8.9

Most Favored Lender Status

.  In the event that the Fund shall at any time after the date of Closing enter into, assume or otherwise become bound by or obligated under any agreement creating or evidencing Indebtedness or redemption obligations in respect of mandatorily redeemable Preferred Stock of the Fund in excess of $10,000,000 containing one or more Additional Covenants, the terms of this Agreement shall, without any further action on the part of the Fund or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant contained in such agreement.  The Fund further covenants to promptly execute and deliver at its expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holders evidencing the amendment of this Agreement to include such Additional Covenants, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this , but shall merely be for the convenience of the parties hereto.

Section 8.10

Ranking of Obligations

.  The Fund’s payment obligations under this Agreement and the Notes shall at all times rank senior to all unsecured Indebtedness of the Fund and shall rank on a parity with all senior secured Indebtedness of the Fund.

Section 8.11

Maintenance of Status

.  The Fund will remain a non-diversified, closed-end investment company registered with the SEC under the 1940 Act and will continue to use its best efforts to continue to qualify for the special tax treatment afforded to regulated investment companies under Subchapter M of the Code.

Section 8.12

Fund Investments

.  The Fund shall at all times invest at least 80% of the Fund assets in First Lien Senior Secured Loans, Cash or Cash Equivalents.

Section 8.13

Rule 144A Information

.  The Fund shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes and any prospective purchaser of Notes, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes, all to the extent required to enable such holder or beneficial holder to sell its Notes without registration under the Securities Act within the limitation of the exemption provided by Rule 144A.

SECTION 9.

NEGATIVE COVENANTS

The Fund covenants that so long as any of the Notes are outstanding:

Section 9.1

Transactions with Affiliates

.  The Fund will comply with the 1940 Act provisions, rules and regulations relating to transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate and such transactions shall be pursuant to the reasonable requirements of the Fund’s business and upon terms fair and reasonable to the Fund.

Section 9.2

Merger, Consolidation, Etc.

  The Fund will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)

the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Fund as an entirety, as the case may be, shall be a solvent corporation, limited liability company or statutory trust organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Fund is not such corporation, limited liability company or statutory trust, such corporation, limited liability company or statutory trust shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes; and

(b)

immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Fund shall have the effect of releasing the Fund or any successor corporation, limited liability company or statutory trust that shall theretofore have become such in the manner prescribed in this  from its liability under this Agreement or the Notes.

Section 9.3

Terrorism Sanctions Regulations

.  The Fund will not (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Article 1 of the Anti Terrorism Order or (b) engage in any dealings or transactions with any such Person.

Section 9.4

Certain Other Restrictions

.

(a)

Notwithstanding anything herein to the contrary, the Fund will not (i) declare, pay or set apart for payment any dividend (except a dividend payable in stock of the Fund (within the meaning of Section 18(a)(1)(B) of the 1940 Act and the SEC’s applicable interpretations thereof)) or other distribution upon any class of shares of capital stock of the Fund or (ii) repurchase or redeem any such shares, unless, in every such case, the Fund satisfies, at the time of the declaration of any such dividend or distribution or at the time of any such purchase or redemption, the 1940 Act Senior Notes Asset Coverage after deducting the amount of such dividend, distribution, or purchase or redemption price, as the case may be; provided, however, that dividends may be declared upon any Preferred Stock of the Fund if the Notes and any other Senior Securities representing indebtedness have an asset coverage (as determined in accordance with Section 18(h) of the 1940 Act as in effect on the date of Closing) of at least 200% at the time of declaration thereof, after deducting the amount of such dividend.

(b)

The Fund will not declare a dividend or other distribution on or purchase or redeem (or provide notice for the purchase or redemption of) any common or preferred shares of capital stock of the Fund (i) at any time that an Event of Default has occurred and is continuing or (ii) if after giving effect to such declaration, distribution, purchase or redemption, as applicable, the Fund would fail the Over-Collateralization Test.

Section 9.5

No Subsidiaries

.  The Fund will not at any time have any Subsidiaries.

Section 9.6

Other Indebtedness

.  The Fund shall not incur any other Indebtedness  without prior written consent of 100% of the aggregate amount of the Notes.

Section 9.7

Fund Not Subject to ERISA

.  Neither the Fund nor any ERISA Affiliate shall maintain or contribute to, or be obligated to maintain or contribute to, at any time, any Plan.

Section 9.8

Fund Investments

.  The Fund shall not at any time incur any Restricted Liabilities.

SECTION 10.

COLLATERAL AND SECURITY

Section 10.1

Security Interest

.  The due and punctual payment of the principal of, premium (if any), LIBOR Breakage Amount (if any) and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any), LIBOR Breakage Amount (if any) and interest on the Notes and performance of all other obligations of the Fund to the holders of Notes according to the terms hereof and thereof are secured as provided in the Security Documents.  Each Purchaser, by its acceptance hereof, and each holder, by its acceptance of a Note, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms, and authorizes and appoints The Bank of New York Mellon Trust Company, National Association as Collateral Agent and directs the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. By its acceptance hereof, The Bank of New York Mellon Trust Company, National Association hereby accepts such appointment. The Fund consents and agrees to be bound by the terms of the Security Documents, as the same may be in effect from time to time, and agrees to perform its obligations thereunder in accordance therewith. The Fund will do or cause to be done all such acts and things as may be required by the provisions of the Security Documents, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Agreement and of the Notes.

SECTION 11.

EVENTS OF DEFAULT

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)

the Fund defaults in the payment of any principal, premium (if any) or LIBOR Breakage Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at any Prepayment Date or by declaration or otherwise; or

(b)

the Fund defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)

the Fund defaults in the performance of or compliance with any term contained in Sections , (a), 10.4(a), , , , ,  and any Additional Covenant incorporated herein pursuant to , and such default is not remedied within 20 days; provided  that for purposes of this  any default in the performance of or compliance with the terms contained in (a) shall be deemed to be remedied if the Fund meets the 1940 Act Asset Coverage as of any day within such 20-day grace period; or

(d)

the Fund defaults in the performance of or compliance with any term contained in Section 9.7(b) and, within the time period required in Section 8.4(a), such default is not remedied and any resulting required prepayment is not made when due; or

(e)

the Fund defaults in the performance of or compliance with any term contained herein (other than those referred to in ,  and ) or in any other Financing Agreement, and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer’s obtaining actual knowledge of such default and (ii) the Fund receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this ); or

(f)

any representation or warranty is made in writing by or on behalf of the Fund or by any officer of the Fund in any Financing Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(g)

(i) the Fund is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make whole amount or interest on any Indebtedness or redemption obligation in respect of mandatorily redeemable Preferred Stock in an aggregate outstanding principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto or (ii) the Fund is in default in the performance of or compliance with any term of any evidence of any Indebtedness or redemption obligation in respect of mandatorily redeemable Preferred Stock in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness or redemption obligation in respect of mandatorily redeemable Preferred Stock has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness or redemption obligation in respect of mandatorily redeemable Preferred Stock to be) due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(h)

the Fund 1)Section 12(g) or  (other than an Event of Default described in clause  of  or described in clause  of  by virtue of the fact that such clause encompasses clause  of ) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(a)

If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Fund, declare all the Notes then outstanding to be immediately due and payable.

(b)

If any Event of Default described in  or  has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Fund, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this , whether automatically or by declaration, such Notes shall forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the premium, if any, and the LIBOR Breakage Amount, if any, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Fund acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Fund (except as herein specifically provided for) and that the provision for payment of the premium, if any, the LIBOR Breakage Amount, if any, in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 1.2

Other Remedies

.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under this , the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 1.3

Rescission

.  At any time after any Notes have been declared due and payable pursuant to  or , the Required Holders, by written notice to the Fund, may rescind and annul any such declaration and its consequences if (a) the Fund has paid all overdue interest on the Notes, all principal of, the premium, if any, and the LIBOR Breakage Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, premium, if any, and the LIBOR Breakage Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Fund nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to , and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this  shall extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 1.4

No Waivers or Election of Remedies, Expenses, Etc.

  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Fund under , the Fund shall pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this , including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 2.

REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

Section 2.1

Registration of Notes

.  The Fund or its agent on the Fund’s behalf shall keep a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Fund shall not be affected by any notice or knowledge to the contrary.  The Fund shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. For purposes of this Agreement, the Fund appoints The Bank of New York Mellon Trust Company, National Association the Registrar and Transfer Agent under this .

Section 2.2

Transfer and Exchange of Notes

.  Upon surrender of any Note to the Fund at the Corporate Trust Office, for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Fund shall execute and deliver, at the Fund’s expense (except as provided below), and the Registrar and Transfer Agent shall authenticate one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Fund may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Notwithstanding the foregoing, if a Physical Note is transferred for an interest in a Global Note, the Registrar and Transfer Agent shall not issue a new Note, but shall record an increase in the principal amount of an outstanding Global Note equal to the principal amount of such transfer. If no Global Note is outstanding at the time of the transfer, the Fund shall execute and deliver, at the Fund’s expense (except as provided above), and the Registrar and Transfer Agent shall authenticate a Global Note, in an initial principal amount equal to the unpaid principal amount of the Note surrendered for transfer.

Section 2.3

Replacement of Notes

.  Upon receipt by the Fund at the address and to the attention of the designated officer (all as specified in ) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)

in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)

in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Fund at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 3.

PAYMENTS ON NOTES

Section 3.1

Payment

.  (a) Home Office Payment for Physical Notes.  So long as any Purchaser or its nominee shall be the holder of any Physical Note, and notwithstanding anything contained in  or in such Note to the contrary, the Paying Agent shall pay all sums becoming due on such Note for principal, including premium, if any, LIBOR Breakage Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Fund and the Paying Agent in writing for such purpose, without the presentation or surrender of such Physical Note or the making of any notation thereon, except that upon written request of the Fund made concurrently with or reasonably promptly after payment or prepayment in full of any Physical Note, such Purchaser shall surrender such Physical Note for cancellation, reasonably promptly after any such request, to the Fund at its principal executive office or at the place of payment most recently designated by the Fund pursuant to .  Prior to any sale or other disposition of any Physical Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Physical Note to the Fund in exchange for a new Physical Note or Physical Notes pursuant to .  The Fund will afford the benefits of this  to any Institutional Investor that is the direct or indirect transferee of any Physical Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Physical Note as the Purchasers have made in this .

(b) Payment for Global Notes.  Payment of principal of, LIBOR Breakage and interest on, any Global Note shall be made to the Depositary in immediately available funds.

Section 3.2

Paying Agent

  The Fund shall maintain an office or agency where Notes may be presented for payment (the “Paying Agent”).  The Fund appoints The Bank of New York Mellon Trust Company, National Association as a Paying Agent.  The Fund may act as Paying Agent for any Physical Notes.

Section 3.3

Paying Agent to Hold Money in Trust

.  On or prior to each due date of the principal, premium, if any, LIBOR Breakage Amount, if any, and interest on any Note, the Fund shall deposit with the Paying Agent a sum sufficient to pay such amounts when so becoming due.  The Fund shall require each Paying Agent to agree in writing that the Paying Agent shall hold in trust for the benefit of holders of the Notes all money held by the Paying Agent for the payment of principal, premium, if any, LIBOR Breakage Amount, if any, and interest on the Notes and shall notify the Registrar and Transfer Agent and each Purchaser of any default by the Fund in making any such payment.  The Fund at any time may require a Paying Agent to pay all money held by it to the Registrar and Transfer Agent and to account for any funds disbursed by the Paying Agent.

SECTION 4.

EXPENSES, ETC.

Section 4.1

Transaction Expenses

.  Whether or not the transactions contemplated hereby are consummated, the Fund, or another person on behalf of the Fund (it being agreed that the Fund remains, in all circumstances, primarily responsible for any amounts owed under this Section 16.1), will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:  (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Fund or in connection with any work out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO; provided that such costs and expenses under this clause (c) shall not exceed $3,000.  The Fund will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 4.2

Survival

.  The obligations of the Fund under this  will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 5.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Fund pursuant to this Agreement shall be deemed representations and warranties of the Fund under this Agreement.  Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Fund and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 6.

AMENDMENT AND WAIVER

Section 6.1

Requirements

.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Fund and the Required Holders, except that (a) no amendment or waiver of any of the provisions of , , , , ,  or  hereof, or any defined term (as it is used therein), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of  relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the LIBOR Breakage Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of , Section 10.6, , , ,  or .

Section 6.2

Solicitation of Holders of Notes

.

(a)

Solicitation.  The Fund will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Fund will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this  to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)

Payment.  The Fund will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)

Consent in Contemplation of Transfer.  Any consent made pursuant to this  by the holder of any Note that has transferred or has agreed to transfer such Note to the Fund or any Affiliate of the Fund and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

Section 6.3

Binding Effect, Etc.

  Any amendment or waiver consented to as provided in this  applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Fund without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Fund and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 6.4

Notes Held by Fund, Etc.

  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Fund or any of its Affiliates shall be deemed not to be outstanding.

SECTION 7.

NOTICES

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)

if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Fund in writing,

(ii)

if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Fund in writing,

(iii)

if to the Fund, to the Fund at its address set forth at the beginning hereof to the attention of the Chief Executive Officer, or at such other address as the Fund shall have specified to the holder of each Note in writing, or

(iv)

if to the Collateral Agent, at 601 Travis Street, 16th Floor
Houston, Texas 77002.

Notices under this  will be deemed given only when actually received.

SECTION 8.

REPRODUCTION OF DOCUMENTS

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Fund agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This  shall not prohibit the Fund or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 9.

CONFIDENTIAL INFORMATION

For the purposes of this , “Confidential Information” means information delivered to any Purchaser by or on behalf of the Fund in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature; provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Fund or (d) constitutes financial statements delivered to such Purchaser under  that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser; provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this , (iii) any other holder of any Note (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this ), (v) any Person from which it offers to purchase any security of the Fund (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this ), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or (viii) any NRSRO that requires access to information about such Purchaser’s investment portfolio, or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this  as though it were a party to this Agreement.  On reasonable request by the Fund in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Fund embodying the provisions of this .  A holder of a Note, by receipt of Confidential Information, hereby also agrees, not to directly or indirectly trade the Fund’s common stock in violation of applicable law, rule or regulation.

SECTION 10.

SUBSTITUTION OF PURCHASER

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Fund, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in .  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this ), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Fund of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this ), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 11.

MISCELLANEOUS

Section 11.1

Successors and Assigns

.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 11.2

Payments Due on Non-Business Days

.  Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in  that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal, premium, if any, LIBOR Breakage Amount, if any, or the interest on any Note that is due, or if the maturity date of any Note is due, on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the Maturity Date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 11.3

Accounting Terms

.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.  For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Fund to measure an item of Indebtedness using fair value (as permitted by Statement of Financial Accounting Standards No. 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 11.4

Severability

.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.5

Construction, Etc.

  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement and all Additional Covenants incorporated herein pursuant to  shall be deemed to be a part hereof.

The Notes are issued under and are subject to the terms and provisions of this Agreement and no other indenture of the Fund.

Section 11.6

Counterparts

.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 11.7

Governing Law

.  This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 11.8

Jurisdiction and Process; Waiver of Jury Trial

.

(a)

The parties hereto irrevocably submit to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)

The Fund consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in  or at such other address of which such holder shall then have been notified pursuant to said Section.  The Fund agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)

Nothing in this  shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Fund in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)

THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 11.9

Registrar and Transfer Agent and Paying Agent

  The Fund shall enter into an agreement with the Registrar and Transfer Agent and Paying Agent to implement the provisions of this Agreement that relate to the Registrar and Transfer Agent and Paying Agent.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Fund, whereupon this Agreement shall become a binding agreement between you and the Fund.

Very truly yours, BLACKSTONE / GSO SENIOR FLOATING RATE TERM FUND
By:
Name:
Title:

This Agreement is hereby

accepted and agreed to as

of the date thereof.

METROPOLITAN LIFE INSURANCE COMPANY

METLIFE INSURANCE COMPANY OF CONNECTICUT
by Metropolitan Life Insurance Company, its Investment Manager

METROPOLITAN TOWER LIFE INSURANCE COMPANY
by Metropolitan Life Insurance Company, its Investment Manager

By:
Name:
Title:

This Agreement is hereby

accepted and agreed to as

of the date thereof.

MORGAN STANLEY & CO. INCORPORATED
By:
Name:
Title:

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Purchaser	Principal Amount	Form of Note

METROPOLITAN LIFE INSURANCE COMPANY AND AFFILIATES (IN THE AMOUNTS SET FORTH BELOW) MORGAN STANLEY & CO. INCORPORATED	$80,000,000 $16,000,000	Physical Notes Global Note

SCHEDULE A
(to Note Purchase Agreement)

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
METROPOLITAN LIFE INSURANCE COMPANY 1095 Avenue of the Americas New York, New York 10036	$63,000,000

(Securities to be registered in the name of Metropolitan Life Insurance Company)

Payments

All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:

JP Morgan Chase Bank

ABA Routing #:

021-000-021

Account No.:

002-2-410591

Account Name:

Metropolitan Life Insurance Company

Reference:

Blackstone/GSO Senior Floating Rate Term Fund,

Series A Floating Rate Senior Secured Notes

due May 31, 2020, PPN 09256U AA3

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.  For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Notices

All notices and communications:

Metropolitan Life Insurance Company

Investments, Private Placements

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Fax Number: (973) 355-4250

With a copy (OTHER than with respect to deliveries of financial statements) to:

Metropolitan Life Insurance Company

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey  07962-1902

Attention:  Chief Counsel - Securities Investments (PRIV)

Email:  sec_invest_law@metlife.com

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-5581829

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
METLIFE INSURANCE COMPANY OF CONNECTICUT c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036	$15,000,000

(Securities to be registered in the name of MetLife Insurance Company of Connecticut)

Payments

All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:

JPMorgan Chase Bank

ABA Routing #:

021-000-021

Account No.:

910-2-587434

Account Name:

MetLife Insurance Company of Connecticut

Reference:

Blackstone/GSO Senior Floating Rate Term Fund,

Series A Floating Rate Senior Secured Notes

due May 31, 2020, PPN 09256U AA3

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.  For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Notices

All notices and communications:

MetLife Insurance Company of Connecticut

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Fax Number: (973) 355-4250

With a copy (OTHER than with respect to deliveries of financial statements) to:

MetLife Insurance Company of Connecticut

c/o Metropolitan Life Insurance Company

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey  07962-1902

Attention:  Chief Counsel - Securities Investments (PRIV)

Email:  sec_invest_law@metlife.com

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  06-0566090

METROPOLITAN TOWER LIFE INSURANCE COMPANY c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036	$2,000,000

(Securities to be registered in the name of Metropolitan Tower Life Insurance Company)

Payments

All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:

JPMorgan Chase Bank

ABA Routing #:

021-000-021

Account No.:

002-2-403778

Account Name:

Metropolitan Tower Life Insurance Company

Reference:

Blackstone/GSO Senior Floating Rate Term Fund,

Series A Floating Rate Senior Secured Notes

due May 31, 2020, PPN 09256U AA3

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.  For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Notices

All notices and communications:

Metropolitan Tower Life Insurance Company

c/o Metropolitan Life Insurance Company

Investments, Private Placements

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey 07962-1902

Attention: Director

Fax Number: (973) 355-4250

With a copy (OTHER than with respect to deliveries of financial statements) to:

Metropolitan Tower Life Insurance Company

c/o Metropolitan Life Insurance Company

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey  07962-1902

Attention:  Chief Counsel - Securities Investments (PRIV)

Email:  sec_invest_law@metlife.com

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-3114906

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder and all exemptive relief, if any, obtained by the Fund thereunder, as the same may be amended from time to time.

“1940 Act Asset Coverage” means asset coverage required by the 1940 Act Senior Notes Asset Coverage and by the 1940 Act Total Leverage Asset Coverage.

“1940 Act Senior Notes Asset Coverage” means, asset coverage for a class of senior security representing indebtedness as defined by Section 18(h) of the 1940 Act as in effect on the date of Closing of at least 300% with respect to the Notes and any other senior securities representing indebtedness, determined on the basis of values calculated as of a time within 48 hours of such determination.

“1940 Act Total Leverage Asset Coverage” means, asset coverage for a class of senior security representing stock as defined by Section 18(h) of the 1940 Act as in effect on the date of Closing of at least 200% with respect to Senior Securities, determined on the basis of values calculated as of a time within 48 hours of such determination.

“ABCP Conduit Financing Facilities” means the issuance of commercial paper where the proceeds of such issuance are used to purchase assets that secure the Fund’s repayment obligations with respect to such commercial paper.

“Additional Covenant” shall mean any covenant in respect of the financial condition or financial position of the Fund, including, but not limited to, covenants that specify or require the maintenance of certain financial ratios applicable to the Fund, and the default provision related thereto (regardless of whether such provision is labeled or otherwise characterized as a covenant or a default).

“Additional Notes” is defined in Section 1.6.

“Adjusted LIBOR Rate” shall mean, for any Interest Period, LIBOR for such Interest Period plus 1.55% (155 basis points).

“Adviser” means GSO / Blackstone Debt Funds Management LLC.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Fund.

“Anti Terrorism Order” means Executive Order No. 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Asset Coverage Ratio” means, after giving effect to the Deemed Redemption Mechanism, if applicable, (a) (i) the aggregate value of the assets of the Fund as measured by their respective Market Value plus, without duplication, accrued but not yet received income on such assets minus (ii) all liabilities and indebtedness not represented by Senior Securities divided by (b) the sum of the aggregate Principal Amount of the outstanding Notes and the aggregate Liquidation Preference of the outstanding Term Preferred Shares and the outstanding amount of any other Senior Securities.

“Business Day” shall have the meaning specified in the Valuation Schedule.

“Calculation Agent” means The Bank of New York Mellon Trust Company, National Association.

“Call Options (Written)” means a call option sold by the Fund to an Eligible Counterparty pursuant to which (i) the Fund has agreed for a period of time, at the direction of the Eligible Counterparty, to (a) sell to the Eligible Counterparty the Reference Security at an agreed strike price (which may be based upon a formula) or (b) pay to the Eligible Counterparty, at the Eligible Counterparty’s election, an amount by which the current price of such Reference Security exceeds an agreed strike price (which may be based upon a formula); and (ii) the Eligible Counterparty may pay a fee to the Fund in connection with the transaction.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Cash” shall have the meaning specified in the Valuation Schedule.

“Cash Equivalents” shall have the meaning specified in the Valuation Schedule.

“close of business” means 5:00 p.m., New York City time.

“Closing” is defined in .

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral Account Control Agreement” means the Collateral Account Control Agreement dated as of the date of the Closing between the Fund, The Bank of New York Mellon Trust Company, National Association as Secured Party and The Bank of New York Mellon as Securities Intermediary, creating a perfected security interest in the collateral accounts of the Fund as contemplated in this Agreement.

 “Collateral Agent” means The Bank of New York Mellon Trust Company, National Association.

“Confidential Information” is defined in .

“Corporate Trust Office” or other similar term, means the designated office of the Registrar and Transfer Agent at which at any particular time its business as it relates to this Agreement shall be administered, which office is, at the date as of which this Agreement is dated, located at The Bank of New York Mellon Trust Company, National Association, Global Corporate Trust – CDO Group, 601 Travis Street, 16th Floor, Houston, Texas 77002, Attention: Maria Calzado, or at any other time at such other address as the Registrar and Transfer Agent may designate from time to time by notice to the Fund.

“Custodian” is defined in the Valuation Schedule.

“Custody Agreement” means the Custody Agreement dated May 25, 2010, as amended, between the Fund and The Bank of New York Mellon.

“Deemed Redemption Mechanism” means that, in relation to any redemption of Term Preferred Shares, (i) Term Preferred Shares shall no longer be treated as outstanding once the applicable amount of Deposit Securities has been deposited in the Reserve Account (as defined in the Preferred Share Purchase Agreement) after the proper irrevocable notice of such redemption has been provided with respect to such Term Preferred Shares, (ii) the aggregate Liquidation Preference of Term Preferred Shares shall be reduced by the aggregate Liquidation Preference of the Term Preferred Shares no longer considered outstanding pursuant to clause (i) above and (iii) the aggregate Market Value of Deposit Securities deposited in the Reserve Account with respect to such Term Preferred Shares shall be deemed to be zero.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is 2.00% per annum plus the Adjusted LIBOR Rate.  The Default Rate shall be subject to .

“Deposit Securities” means Cash and Cash Equivalents.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the depositary for the Global Notes.  DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Agreement, and thereafter, “Depositary” shall mean or include such successor.

“Determination Date” means the Business Day immediately preceding each Initial Period Prepayment Notice Date.

“Disclosure Documents” is defined in .

“Dollar Rolls” means a transaction under which one party (the “Seller”) agrees to (i) sell a mortgage-backed security (“MBS”) to another party (the “Buyer”) and (ii) repurchase such MBS from the Buyer at later date and typically at a lower price.

“DTC” means The Depository Trust Company.

“Electronic Delivery” is defined in .

“Eligible Investments” shall have the meaning specified in the Valuation Schedule.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” is defined in .

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Fund under section 414 of the Code.

“Event of Default” is defined in .

“Excess Amount” is the greater, after giving effect to the Deemed Redemption Mechanism, if applicable, of (i) the amount by which the aggregate Liquidation Preference of the Term Preferred Shares exceeds the Net Advance Amount, (ii) the amount by which the aggregate Principal Amount of the Notes plus the aggregate Liquidation Preference of the Term Preferred Shares exceeds the Total Advance Amount and (iii) the amount by which (1) 225% of the amount of part (b) of the definition of “Asset Coverage Ratio” exceeds (2) the amount of part (a) of the definition of “Asset Coverage Ratio.”

“Excess Date” is the first Business Day in any period of one or more consecutive Business Days as of the close of business (as defined herein) on which the Fund fails the Over-Collateralization Test.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financing Agreements” means this Agreement, the Notes, the Preferred Shares Purchase Agreement, the Supplement, the Term Preferred Shares certificates, the Security Documents and that certain Registrar and Transfer Agent, Paying Agent and Calculation Agent Services Agreement between the Fund and The Bank of New York Mellon Trust Company, National Association dated as of the date of the Closing, each as amended.

“First Lien Senior Secured Loan” shall have the meaning specified in the Valuation Schedule.

“Fitch” means Fitch Ratings, Inc. and its successors at law.

“Fund” means Blackstone / GSO Senior Floating Rate Term Fund, a Delaware statutory trust or any successor that becomes such in the manner prescribed in .

“Fund Investments” shall have the meaning specified in the Valuation Schedule.

“Futures and Forwards (Long)” means any debt or equity futures or forward purchased by the Fund pursuant to which the Fund would agree for a period of time to (a) purchase from the seller the Reference Security at an agreed price (which may be based upon a formula) or (b) pay to the seller an amount by which the current price of such Reference Security exceeds an agreed price (which may be based upon a formula).

“Futures and Forwards (Short)” means any debt or equity futures or forward sold by the Fund pursuant to which the Fund would agree for a period of time to (a) sell to the purchaser the Reference Security at an agreed price (which may be based upon a formula) or (b) pay to the purchaser an amount by which the agreed price (which may be based upon a formula) exceeds the current price of such Reference Security.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)

the government of

(i)

the United States of America or any State or other political subdivision thereof, or

(ii)

any other jurisdiction in which the Fund conducts all or any part of its business, or which asserts jurisdiction over any properties of the Fund, or

(b)

any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)

to purchase such indebtedness or obligation or any property constituting security therefor;

(b)

to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)

to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)

otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Fund pursuant to .

“Holder Forms” means any forms required to be filed by a holder of Notes pursuant to the 1940 Act or as required by the Federal Reserve Board.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)

its liabilities for borrowed money;

(b)

its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)

all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d)

all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)

all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)

the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g)

any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof;

provided, however that any Fund Investments shall not be Indebtedness.

“Index Maturity” means, for each Interest Period, a length of time equal to the number of days in such Interest Period.

“Industry” shall have the meaning specified in the Valuation Schedule.

“Initial Period Prepayment Date” is defined in .

“Initial Period Prepayment Notice Date” means with respect to each prepayment of the Notes pursuant to  the day which is thirty (30) days prior to the applicable Initial Period Prepayment Date, or if such day is not a Business Day, then the immediately preceding Business Day.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Payment Date” is defined in  of the Agreement.

“Interest Period” shall mean each period commencing on the date of the Closing and, thereafter, commencing on an Interest Payment Date and continuing up to, but not including, the next Interest Payment Date.

“LIBOR” means the London interbank offer rate, as obtained by the Calculation Agent from Bloomberg Financial Markets Commodities News, for Eurodollar deposits of the applicable Index Maturity that appears on Dow Jones Telerate Page 3750 (as defined in the International Swaps and Derivatives Association, Inc. 1991 Interest Rate and Currency Exchange Definitions), or such other page as may replace such Page 3750, or such other page as may replace such Page 3750, as of 11:00 a.m. (London time) on the second LIBOR Business Day prior to the commencement of such Interest Period (each such day, a “LIBOR Determination Date”); provided, that if a rate for the applicable Index Maturity does not appear thereon, it shall be determined by the Calculation Agent by using Linear Interpolation (as defined in the International Swaps and Derivatives Association, Inc. 2006 ISDA Definitions and substituting the term “Index Maturity” for the term “Designated Maturity” in such definition).

If, on any LIBOR Determination Date, such rate does not appear on Dow Jones Telerate Page 3750 or such other page as may replace such Page 3750, the Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for Eurodollar deposits of the Index Maturity in an amount determined by the Calculation Agent by reference to requests for quotations as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date made by the Calculation Agent to the Reference Banks.  If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, the LIBOR shall equal such arithmetic mean of such quotations.  If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, the LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in the City of New York selected by the Calculation Agent are quoting on the relevant LIBOR Determination Date for Eurodollar deposits of the Index Maturity in an amount determined by the Calculation Agent by reference to the principal London offices of leading banks in the London interbank market; provided, that if the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, the LIBOR shall be the LIBOR as determined on the previous LIBOR Determination Date.

LIBOR for any Interest Period shall be rounded to the nearest 0.00001%.

“LIBOR Breakage Amount” means any loss, cost or expense actually incurred by any holder of a Note as a result of any payment or prepayment of any Note on a day other than a regularly scheduled Interest Payment Date for such Note or at the scheduled maturity (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), and any loss or expense arising from the liquidation or reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained.  Each holder shall determine the LIBOR Breakage Amount with respect to the principal amount of its Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Fund setting forth such determination in reasonable detail not less than two (2) Business Days prior to the date of prepayment in the case of any prepayment pursuant to ,  or  and not less than one (1) Business Day in the case of any payment required by .  Each such determination shall be presumptively correct absent manifest error.

“LIBOR Business Day” means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Liquidation Preference” means with respect to the Term Preferred Shares $1,000 per share, plus an amount equal to any accrued, accumulated and unpaid dividends of the Term Preferred Shares.

“Managed Assets” shall have the meaning specified in the Valuation Schedule.

“Mandatory Prepayment Price” per $1,000 principal amount of a Note means $1,000 plus all accrued and unpaid interest and any LIBOR Breakage Amount (unless the date specified for prepayment is an Interest Payment Date) determined for the prepayment date with respect to such principal amount.

“Market Value” shall have the meaning specified in the Valuation Schedule.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Fund.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Fund taken as a whole, (b) the ability of the Fund to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement or the Notes.

“Maturity Date” means May 31, 2020.

“Memorandum” shall have the meaning specified in Section 5.3.

“Minimum Diversification Test” a test that will be satisfied if:

1.

the aggregate obligations of each obligor under the Eligible Investments are less than or equal to 7.5% of the Managed Assets;

2.

the aggregate obligations of the top three obligors under the Eligible Investments are not more than 15% of the Managed Assets;

3.

the aggregate obligations of the top five obligors under the Eligible Investments are not more than 20% of the Managed Assets;

4.

the total number of obligors under the Eligible Investments is at least 35;

5.

Eligible Investments in any single industry comprise not more than 15% of the Managed Assets; and

6.

Eligible Investments with an OC Test Rating of “CCC+” or below do not constitute more than 10% Managed Assets.

 “NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Advance Amount” shall have the meaning specified in the Valuation Schedule.

“Net Asset Value” means, with respect to the Common Shares the net asset value determined by the Fund as of any date, based upon the total assets of the Fund (the value of securities plus cash or other assets, including interest accrued but not yet received) less liabilities (including accrued expenses, the liquidation preference of any outstanding Term Preferred Shares, the face amount of any outstanding Notes and any accrued but unpaid dividends or interest), in accordance with GAAP.

“Notes” is defined in  of this Agreement.

“Notice of Prepayment” is defined in Section 8.8.

“NRSRO” means a nationally recognized statistical ratings organization.

“OC Test Rating” shall have the meaning specified in the Valuation Schedule.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Fund whose responsibilities extend to the subject matter of such certificate.

“Optional Prepayment Price” means (i) from the second anniversary date of the date of Closing to but excluding the third anniversary date of the date of Closing, $1,020 per $1,000 principal amount of the Notes, (ii) from the third anniversary date of the date of Closing to but excluding the fourth anniversary date of the date of Closing, $1,010 per $1,000 principal amount of the Notes and (iii) on or after the fourth anniversary date of the date of Closing, $1,000 per $1,000 principal amount of the Notes plus, in each case, accrued and unpaid interest and any LIBOR Breakage Amount (unless the date specified for prepayment is an Interest Payment Date) determined for the prepayment date with respect to such principal amount.

“Other Rating Agency” means each NRSRO, if any, other than Fitch, providing a rating for the Senior Securities.

“Over-Collateralization Test” is a test calculated on each Business Day that is satisfied as of any such Business Day if, after giving effect to the Deemed Redemption Mechanism, if applicable, (i) the aggregate Liquidation Preference of the Term Preferred Shares on such Business Day is less than or equal to the Net Advance Amount, (ii) the aggregate Principal Amount of the Notes and the aggregate Liquidation Preference of the Term Preferred Shares on such Business Day is less than or equal to the Total Advance Amount and (iii) the Asset Coverage Ratio (as defined herein) has not been lower than 225% for a period of 20 consecutive Business Days.

“Paying Agent” is defined in .

 “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title IV of ERISA.

“Preferred Share Purchase Agreement” means the purchase agreement related to the Term Preferred Shares between the Fund and the Purchasers, dated the date hereof.

“Preferred Stock” shall have the meaning specified in the Valuation Schedule.

“Prepayment Date” means any date fixed for prepayment of the Notes pursuant to this Agreement.

“Prepayment Price” is defined in .

“Principal Amount” per $1,000 principal amount of a Note means $1,000 plus all accrued and unpaid interest on such Note.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Purchaser” is defined in the first paragraph of this Agreement.

“Put Options (Written)” means a put option sold by the Fund to an Eligible Counterparty pursuant to which (i) the Fund has agreed for a period of time, at the direction of the Eligible Counterparty, to (a) purchase the Reference Security at an agreed strike price (which may be based upon a formula) or (b) pay to the Eligible Counterparty, at the Eligible Counterparty’s election, an amount by which an agreed strike price (which may be based upon a formula) exceeds the current price of the Reference Security; and (ii) the Eligible Counterparty may (a) pay a fee to the Fund in connection with the transaction and (b) agree to deliver the Reference Security to the Fund in satisfaction of all of its obligations to the Fund in connection with the transaction.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Rating Agency” means each of Fitch (if Fitch is then rating Senior Securities) and any Other Rating Agency (if Fitch is not then rating Senior Securities).

“Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent.

“Registrar and Transfer Agent” means The Bank of New York Mellon Trust Company, National Association.

“Reinvestment Period End Date” means May 31, 2017.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Fund or any of its Affiliates).

“Reserve Account” is defined in .

“Responsible Officer” means any Senior Financial Officer and any other officer of the Fund with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Liabilities” means any of ABCP Conduit Financing Facilities, Floating Rate Certificates of Tender Option Bonds, Reverse Repurchase Agreements, Securities Lending, Dollar Rolls, Futures and Forwards (Long), Futures and Forwards (Short), Put Options (Written) and Call Options (Written).

“Reverse Repurchase Agreements” shall have the meaning specified in the Valuation Schedule.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“securities” or “security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Security Agreement” means the Security Agreement dated as of the date of the Closing between the Fund and the Collateral Agent creating a Lien against the collateral of the Fund as contemplated in this Agreement.

“Security Documents” means the Security Agreement and the Collateral Account Control Agreement.

“Securities Lending” means a transaction under which one party (the “Lender”) lends (typically, but not limited to, equity) securities to another party (the “Borrower”) in exchange for a fee and the Borrower pledges (typically, but not limited to, liquid) collateral to secure its obligation to redeliver such securities to the Lender.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Fund.

“Senior Securities” means the Notes, the Term Preferred Shares, bank borrowings and other indebtedness of the Fund, and Preferred Stock of the Fund within the meaning of Section 18 of the 1940 Act.

“Series” shall refer to any series of Notes issued under this Agreement.

“Similar Laws” is defined in

“Source” means source of funds.

“Structured Finance Assets” has the meaning specified in the Valuation Schedule.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Fund.

“Supplement” means the Supplement to Amended and Restated Agreement and Declaration of Trust of the Fund.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark to market values(s) for such Swap Contracts, as determined based upon one or more mid market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Tender Option Bonds” or “TOB” means floating rate bonds, secured by municipal or other tax-exempt bonds, that grant the holder the option to require the issuer of the bond to repurchase the bond (typically, but not limited to, at par) prior to maturity.

“Term Preferred Shares” means the Series A Floating Rate Term Preferred Shares of the Fund.

“Total Advance Amount” shall have the meaning specified in the Valuation Schedule.

“Total Assets” shall mean the aggregate amount of all assets of the Fund determined in accordance with GAAP applicable to the Fund.

“USA PATRIOT Act” means United States Public Law 107 56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Valuation Schedule” is as set forth on Schedule C.

SCHEDULE B
(to Note Purchase Agreement)

SCHEDULE C

VALUATION SCHEDULE

CALCULATION OF ADVANCE AMOUNT

“Advance Rate” means for each Asset Category set forth in the Advance Rate Table below, 1 divided by the corresponding Discount Factor and expressed as a percentage; if no Discount Factor is available, the Advance Rate will be deemed to be 0%.

For purposes of the Total Advance Amount and the Net Advance Amount, as applicable, determination, the Fund shall assign each Eligible Investment (as defined below) to one of the Asset Categories set forth in the table below commencing upon the initial acquisition thereof.

Advance Rate Table

Asset Category[1]	Discount Factor	Advance Rate
Cash and Short-Term Investments
Asset Category A-1 Investments	1.00	100.0%
Asset Category A-2 Investments	1.10	90.9%
U.S. Government Securities
Asset Category A-3 Investments	1.10	90.9%
Asset Category A-4 Investments	1.25	80.0%
Corporates
Asset Category B-1 Investments	1.30	76.9%
Asset Category B-2 Investments	1.40	71.4%
Asset Category B-3 Investments	1.40	71.4%
Asset Category B-4 Investments	1.65	60.6%
Asset Category B-5 Investments	1.80	55.6%
Asset Category B-6 Investments	2.15	46.5%
Asset Category B-7 Investments	3.70	27.0%
Asset Category B-8 Investments	4.60	21.7%
Leveraged Loans
Asset Category C-1 Investments	1.55	64.5%
Asset Category C-2 Investments	2.50	40.0%
Asset Category C-3 Investments	5.00	20.0%
Other
Asset Category D Investments	0.00	0.0%

“Total Advance Amount” means, after giving effect to the Deemed Redemption Mechanism, if applicable, the aggregate of the Unadjusted Total Advance Amounts as adjusted in accordance with the Advance Amount Adjustment Table.

“Net Advance Amount” means, after giving effect to the Deemed Redemption Mechanism, if applicable, (a) the aggregate of the Unadjusted Net Advance Amounts as adjusted in accordance with the Advance Amount Adjustment Table minus (b) the aggregate Principal Amount of the Notes.

“Unadjusted Total Advance Amount” means for each Eligible Investment (i) the Market Value of such Eligible Investment plus accrued but not yet received income on such Eligible Investment multiplied by (ii) its relevant Advance Rate.

“Unadjusted Net Advance Amount” means for each Eligible Investment (a) (i) the Market Value of such Eligible Investment plus accrued but not yet received income on such Eligible Investment multiplied by (ii) its relevant Advance Rate.

For purposes of calculation of the Total Advance Amount, the aggregate of the Unadjusted Total Advance Amounts will be adjusted (either upwards or downwards) for each of the Fund liabilities listed in Column 1 as set forth in Column 2 of the Advance Amount Adjustment Table below.

For purposes of calculation of the Net Advance Amount, the aggregate of the Unadjusted Net Advance Amounts will be adjusted (either upwards or downwards) for each of the Fund liabilities listed in Column 1 as set forth in Column 3 of the Advance Amount Adjustment Table below.

Advance Amount Adjustment Table

Column 1	Column 2	Column 3
Fund Liability	Total Advance Amount Adjustment	Net Advance Amount Adjustment
Current Liabilities	Subtract Market Value of all Current Liabilities	Subtract Market Value of all Current Liabilities
Preferred Stock issued by the Fund that ranks pari passu to the Term Preferred Shares

Subtract (i) the aggregate liquidation preference of such Preferred Stock and (ii) the amount of accrued dividends and fees on such Preferred Stock to, but not including, the applicable date of determination

Subtract (i) the aggregate liquidation preference of such Preferred Stock and (ii) the amount of accrued dividends and fees on such Preferred Stock to, but not including, the applicable date of determination

Notes (other than the Senior Secured Notes) issued by the Fund that rank senior to the Term Preferred Shares	Subtract (i) the aggregate principal amount of such notes and (ii) the amount of accrued interest and fees on such notes, to, but not including, the applicable date of determination

Subtract Market Value of any earmarked asset collateral for such notes or if there is no earmarked asset collateral for such notes then subtract (i) the aggregate principal amount of such notes and (ii) the amount of accrued interest and fees on such notes, to, but not including, the applicable date of determination

Bank credit facilities	Subtract (i) the amount of outstanding liability and (ii) the amount of accrued interest and fees under such bank credit facilities, to, but not including, the applicable date of determination

Subtract Market Value of any earmarked asset collateral for such bank credit facilities or if there is no earmarked asset collateral for such bank credit facilities then subtract (i) the amount of outstanding liability and (ii) the amount of accrued interest and fees under such bank credit facilities, to, but not including, the applicable date of determination

Reverse Repurchase Agreements	Subtract (i) the amount of outstanding liability and (ii) the amount of accrued interest and fees under such Reverse Repurchase Agreements	Subtract Market Value of any earmarked asset collateral for such Reverse Repurchase Agreements
Interest Rate Swaps Long	(i) add Reference Security’s Market Value of the fixed-rate leg multiplied by the applicable Advance Rate for such Reference Security and (ii) subtract Market Value of the floating rate leg	(i) add Reference Security’s Market Value of the fixed-rate leg multiplied by the applicable Advance Rate for such Reference Security and (ii) subtract Market Value of the floating rate leg
Interest Rate Swaps Short

(i) add Market Value of the floating-rate leg and (ii) subtract Market Value of the Reference Security multiplied by 1 plus 1 minus (1 divided by the applicable Discount Factor for such Reference Security)

(i) add Market Value of the floating-rate leg and (ii) subtract Market Value of the Reference Security multiplied by 1 plus 1 minus (1 divided by the applicable Discount Factor for such Reference Security)

TRS Long

(i) add Market Value of the Reference Security multiplied by the applicable Advance Rate for such Reference Security and (ii) subtract the difference between (a) Market Value of the Reference Security and (b) the equity or collateral advanced, paid, posted or pre-funded by the Fund

(i) add Market Value of the Reference Security multiplied by the applicable Advance Rate for such Reference Security and (ii) subtract the difference between (a) Market Value of the Reference Security and (b) the equity or collateral advanced, paid, posted or pre-funded by the Fund

CDS Long	(i) add Market Value of the Reference Security multiplied by the applicable Advance Rate for such Reference Security and (ii) subtract the Notional Amount of the CDS Long	(i) add Market Value of the Reference Security multiplied by the applicable Advance Rate for such Reference Security and (ii) subtract the Notional Amount of the CDS Long
CDS Short	Add the lower of (i) zero and (ii) Market Value of the CDS Short minus present value (using LIBOR as the discount rate) of future payments on the CDS Short	Add the lower of (i) zero and (ii) Market Value of the CDS Short minus present value (using LIBOR as the discount rate) of future payments on the CDS Short
Put Options (Purchased)

Add the greater of (i) zero and (ii) strike price of such put option minus (Market Value of the Reference Security multiplied by 1 plus (1 minus (1 divided by applicable Discount Factor for the Reference Security)))

Add the greater of (i) zero and (ii) strike price of such put option minus (Market Value of the Reference Security multiplied by 1 plus (1 minus (1 divided by applicable Discount Factor for the Reference Security)))

Call Options (Purchased)	Add the greater of (i) zero and (ii) (Market Value of the Reference Security divided by the applicable Discount Factor for such Reference Security) minus the strike price of such call option	Add the greater of (i) zero and (ii) (Market Value of the Reference Security divided by the applicable Discount Factor for such Reference Security) minus the strike price of such call option

The Total Advance Amount and the Net Advance Amount will be calculated by the Calculation Agent on each Business Day, using daily or monthly marks, as described below, or the purchase price if the asset has been owned for less than the appropriate mark period.  The Calculation Agent will report the results of the Total Advance Amount and the Net Advance Amount, as applicable, calculations to Fitch and holders of the Senior Secured Notes and the Term Preferred Shares on a monthly basis in a compliance report deliverable pursuant to Section 7.1(g) of the Agreement.  The Market Value will be valued as described under the Valuations Procedures herein.

Notwithstanding the foregoing for purposes of determining the Total Advance Amount and the Net Advance Amount, as applicable,

(i)

the Advance Rate applicable to any Unquoted Investment for which the most recent quote is more than three (3) months old will be 0%;

(ii)

the Advance Rate for any Structured Finance Assets will be 0%;

(iii)

 the Advance Rate applicable to any Eligible Investments having an OC Test Rating of “CCC” in excess of 10% of Managed Assets will be 80% of the Advance Rate that would otherwise apply; provided that, in calculating the Total Advance Amount and the Net Advance Amount, as applicable, for the aggregate Eligible Investments having an OC Test Rating of  “CCC” up to 10% of Managed Assets, such Total Advance Amount or Net Advance Amount shall be calculated by multiplying the applicable Advance Rate by the relevant Eligible Investments with the highest Market Value first and then by the Eligible Investments in descending order of Market Values of such Eligible Investments having an OC Test Rating of  “CCC” until the 10% threshold has been reached;

(iv)

for the purpose of determining the Advance Rate applicable to Eligible Investments in Bank Loan Participations, the Advance Rate will be 90% of the Advance Rate that would otherwise apply for such Eligible Investment; and

(v)

all Excluded Investments will have an Advance Rate of 0% for the purposes of calculation of the Total Advance Amount or the Net Advance Amount, as applicable.

Rating Procedures.  References herein to any rating by Fitch, Moody’s or S&P will also be deemed to include an equivalent rating in a successor rating category of Fitch, Moody’s or S&P, as the case may be, or if neither Fitch, Moody’s nor S&P is in the business of rating securities, an equivalent rating from another rating agency.

Determination of Fund Investments Constituting Eligible Investments

“Eligible Investments” means, at any date, all Fund Investments on such date (i) other than Excluded Investments and (ii) that (A) are acquired and held in a manner that does not violate the investment restrictions set forth in the Private Placement Memorandum, (B) are of a nature which does not violate the investment restrictions set forth in the Private Placement Memorandum, and (C) in the event that it is an obligation of a company organized in, or a sovereign issuer of, the United States, or otherwise bearing interest that arises, for U.S. federal income tax purposes, from sources within the United States, it is in registered form at the time it is acquired.

“Excluded Investments” means (without duplication):

(i)

Excess Fund Investments;

(ii)

Fund Investments in Pay-In-Kind/Deferred Interest Securities (excluding Partial Pay-In-Kind Assets);

(iii)

Fund Investments that have been borrowed or lent;

(iv)

Fund Investments denominated in any currency other than U.S. dollars;

(v)

Fund Investments in any Foreign Issuer from an Emerging Country (unless the applicable Fund Investment is fully guaranteed by a guarantor located in a Developed Country); and

(vi)

Fund Investments in any Bank Loan Participation while any bank or other institution that sold such Bank Loan Participation has a long-term debt rating of below “A-” or “A3”, as applicable, under the OC Test Rating Chart (unless the obligation of such bank or other institution are guaranteed by an entity who has a long-term debt rating of “A-” or “A3”, as applicable, or better under the OC Test Rating Chart).

Application of Portfolio Parameters

“Portfolio Parameters” means, at any applicable date of determination (determined without duplication):

(i)

the aggregate Market Value of Fund Investments in all Fixed Rate Assets to be equal to or less than 20% of Managed Assets;

(ii)

the aggregate Market Value of Fund Investments in any single issuer or obligor to be equal to or less than 2.0% of Managed Assets with three 3 exceptions at up to 4.0% for First Lien Senior Secured Loans;

(iii)

the aggregate Market Value of Fund Investments in issuers or obligors in any single Industry to be equal to or less than 10% of Managed Assets with one (1) exception up to and including 12% of Managed Assets and one (1) exception up to and including 15% of Managed Assets;

(iv)

the aggregate Market Value of Fund Investments from non-U.S. obligors to be equal to or less than 20% of Managed Assets;

(v)

the aggregate Market Value of Fund Investments in obligors with a facility size less than $150 million to be equal to or less than 5% of Managed Assets;

(vi)

the aggregate Notional Amount of Fund Investments that are Credit Default Swaps to be equal to or less than 5% of Managed Assets; and

(vii)

the aggregate Market Value of Fund Investments that are Unquoted Investments to be equal to or less than 5% of Managed Assets.

Notwithstanding the foregoing:

(A)

under no circumstances shall any Cash, Cash Equivalent or U.S. Government Securities be excluded from Eligible Investments based upon the Portfolio Parameters set forth above; and

(B)

for purposes of the Portfolio Parameters set forth above, the Market Value of a Fund Investment will be the higher of zero and the Market Value of such Fund Investment as determined pursuant to the terms of “Determination of the Market Value of Fund Investments” below.

Determination of the Market Value of Fund Investments

The Fund shall calculate the Market Value (i) of each Quoted Investment on a daily basis and (ii) of each Unquoted Investment at least on a monthly basis.

“Market Value” means

(a)

with respect to Cash, the current balance thereof;

(b)

with respect to any Quoted Investment (other than Short-Term Debt Investments) the mid-price of market quotations obtained from an External Pricing Source or using Dealer Quotations for each unit of such Quoted Investment multiplied by the number of units of such Quoted Investment held by the Fund;

(c)

with respect to any Unquoted Investments (other than Short-Term Debt Investments) a price for each unit of such Unquoted Investment obtained on a monthly basis from an Approved Valuation Provider and approved by the Valuation Committee at its monthly meeting multiplied by the number of units of such Unquoted Investment held by the Fund; and

(d)

with respect to any Short-Term Debt Investments, the cost per unit of such Short-Term Debt Investment adjusted for amortization of premiums and accretion of discounts multiplied by the number of units of such Short-Term Debt Investment held by the Fund.

Prior to the first available quotation or appraisal of any Unquoted Investment obtained as provided above, the Market Value of such Unquoted Investment will be the lower of the value thereof as most recently quoted by an Approved Valuation Provider and cost.  In the event that the Fund elects in its discretion to book, for purposes of its own financial accounting records, any Unquoted Investment at a value lower than that which would require a valuation by an Approved Valuation Provider, then the Market Value of such Unquoted Investment shall be such lower value used by the Fund for purposes of its own financial accounting records.

The Market Value of each Contract Transaction will be an amount, which may be positive or negative, equal to the amount, obtained from an Approved Source or an Approved Dealer, that a Person would pay or charge to assume all obligations and benefits of the Fund under such Contract Transaction.

Non-U.S. dollar denominated Securities that are Quoted Investments will be valued by translating available quotes into U.S. dollar equivalents, if the quotes are considered reliable, and are otherwise will be valued as if such Quoted Investments were Unquoted Investments.

For purposes of the definition of Market Value, accrued interest on any interest-bearing Eligible Investment shall be excluded in the determination of Market Value by the party making such determination.

Certain Definitions

The following are definitions of certain terms used in this Valuation Schedule.  Terms used in this Valuation Schedule and not defined below have the meanings given them elsewhere in this Valuation Schedule.

“Adviser” means GSO / Blackstone Debt Funds Management LLC, a wholly-owned subsidiary of GSO Capital Partners LP.

“Agreement” means the Note Purchase Agreement, dated as of August 11, 2010, between the Fund and the respective Purchasers named therein.

“Approved Counterparty” means any financial institutions, banks or investment banking firms having a long term rating of at least “A+” or “A1”, as applicable, under the OC Test Rating Chart.

“Approved Dealer” means (a) in the case of any Fund Investment that is not a U.S. Government Security, any bank or broker-dealer designated by the Fund and with respect to which the Rating Agency Condition has been satisfied, (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities, as reported by the Board of Governors of the Federal Reserve System, which as of the date hereof maintains a website at http://www.ny.frb.org, or (c) in the case of either of the foregoing, the banks and broker-dealers set forth on Annex I hereto under “Approved Dealers.”

“Approved Valuation Provider” means any of the valuation providers set forth on Annex I hereto under “Approved Valuation Providers” and any other valuation provider proposed by the Adviser and approved by the Board of Trustees of the Fund.

“Approved Source” means any of (i) two Approved Dealers (so long as the lower of two bid prices is being used) and three Approved Dealers (if the average of three bid prices is being used) or (ii) an External Pricing Source.

“Asset Category A-1 Investments” means Cash and Receivables due in ten (10) Business Days or less.

“Asset Category A-2 Investments” means Securities Rated “F1+” or “F1” by Fitch, and if not rated by Fitch,  either “A-1+” by S&P or “P-1” by Moody’s, having a final maturity of less than one (1) year.

“Asset Category A-3 Investments” means U.S. Government Securities, Supranationals, Direct U.S. Agency Debt, and U.S. Agency MBS (excluding interest- and principal-only issues), having a final maturity of more than or equal to one (1) year but less than or equal to ten (10) years.

“Asset Category A-4 Investments” means U.S. Government Securities, Supranationals, Direct U.S. Agency Debt and U.S. Agency MBS having a final maturity of more than ten (10) years.

“Asset Category B-1 Investments” means Bonds that (i) are issued by issuers from Developed Countries and (ii) have an OC Test Rating of “AAA” or “AA” having a final maturity of more than or equal to one (1) year but less than or equal to ten (10) years.

“Asset Category B-2 Investments” means Bonds that (i) are issued by issuers from Developed Countries, and (ii)  have an OC Test Rating of  “A” or “BBB” having a final maturity of more than or equal to one (1) year but less than or equal to ten (10) years.

“Asset Category B-3 Investments” means Bonds that (i) are issued by issuers from Developed Countries and (ii) have an OC Test Rating of  “AAA” or “AA” having a final maturity of more than ten (10) years.

“Asset Category B-4 Investments” means Bonds that (i) are issued by issuers from Developed Countries and (ii) have an OC Test Rating of “A” or “BBB” having a final maturity of more than ten (10) years.

“Asset Category B-5 Investments” means Bonds that (i) are issued by issuers from Developed Countries and (ii) have an OC Test Rating of “BB”.

“Asset Category B-6 Investments” means Bonds that (i) are issued by issuers from Developed Countries and (ii) have an OC Test Rating of “B”.

“Asset Category B-7 Investments” means Bonds that (i) are issued by issuers from Developed Countries and (ii) have an OC Test Rating of “CCC” or lower or which are unrated.

“Asset Category B-8 Investments” means Bonds issued by issuers from Emerging Countries.

“Asset Category C-1 Investments” means Performing U.S., Canada and EU First Lien Senior Secured Loans that are not Covenant Light.

“Asset Category C-2 Investments” means Performing U.S., Canada and EU Second Lien Loans that are not Covenant Light and First Lien Senior Secured Loans that are Covenant Light.

“Asset Category C-3 Investments” means Performing U.S., Canada and EU Third Lien Loans and Second Lien Loans that are Covenant Light.

“Asset Category D Investments” means any Fund Investments that are not Asset Category A-1 Investments, Asset Category A-2 Investments, U.S. Government Securities, Asset Category A-3 Investments, Asset Category A-4 Investments, Asset Category B-1 Investments, Asset Category B-2 Investments, Asset Category B-3 Investments, Asset Category B-4 Investments, Asset Category B-5 Investments, Asset Category B-6 Investments, Asset Category B-7 Investments, Asset Category B-8 Investments, Asset Category C-1 Investments, Asset Category C-2 Investments or Asset Category C-3 Investments.

“Bank Loans” means direct purchases of, assignments of, participations in and other interests in senior debt obligations (including term loans, revolving credit loans, senior secured loans, second lien loans, unsecured loans and subordinated loans and other similar loans and investments) and senior secured notes originated and/or syndicated by a bank, fund or other financial institution.

“Bank Loan Participation” means a participation in a Bank Loan; provided that Bank Loan Participations shall not include any participations which may be converted into a Bank Loan assignment at any time at the irrevocable option of the Fund.

“Bonds” means debt Securities having a maturity equal to or more than one year (a) which are issued pursuant to a public registration, Rule 144A or as a private placement and (b) which are not Cash Equivalents, Bank Loans or Structured Finance Assets.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks or the New York Stock Exchange are authorized or obligated by law, regulation or executive order to close in New York City.

“Calculation Agent” means The Bank of New York Mellon Trust Company, National Association.

“Call Options (Purchased)” means a call option purchased by the Fund from an Eligible Counterparty pursuant to which (i) the Eligible Counterparty has agreed for a period of time, at the direction of the Fund, to (a) sell to the Fund the Reference Security at an agreed strike price (which may be based upon a formula) or (b) pay to the Fund, at the Fund’s election, an amount by which the current price of such Reference Security exceeds an agreed strike price (which may be based upon a formula); and (ii) the Fund may pay a fee to the Eligible Counterparty in connection with the transaction.

“Capital Stock” of any Person means shares, equity interests (including limited partnership interests and limited liability company interests), participations or other equivalents (however designated) of corporate stock of such Person.

“Cash” means any immediately available funds in U.S. dollars.

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations or Securities:

(i)

U.S. Government Securities;

(ii)

certificates of deposit of, banker’s acceptances issued by or money market accounts in any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, so long as the deposits offered by such depository institution or trust company at the time of such investment are rated and have a rating of at least “F1+” by Fitch, and if not rated by Fitch,  “A-1+” by S&P and “P-1” by Moody’s;

(iii)

 commercial paper issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, or any corporation incorporated under the laws of the United States of America or any state thereof, so long as the commercial paper of such issuer is rated and has at the time of such investment a short-term rating of at least “F1+” by Fitch, and if not rated by Fitch, “A-1+” by S&P and “P-1” by Moody’s;

(iv)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof the obligations of which at the time of such investment are rated and that have a credit rating of at least “F1” by Fitch, and if not rated by Fitch, “P-1” if rated by Moody’s and “A-1” if rated by S&P either at the time of such investment or the making of a contractual commitment providing for such investment;

(v)

shares of any money market fund or similar investment vehicle, so long as such money market fund is rated and has at the time of such investment a rating of at least “AAmmf” by Fitch, and if not rated by Fitch, a short term rating of at least “Aaa” or “MR1+” if rated by Moody’s and “AAAm” if rated by S&P;

(vi)

unleveraged overnight repurchase obligations on customary terms with respect to investments described in clauses (i) through (iv) above entered into with a depository institution, trust company or corporation that has a rating of at least “F1+” by Fitch, and if not rated by Fitch, “P-1” by Moody’s and at least “A-1+” by S&P; and

(vii)

investments in Qualifying Short-Term Debt;

provided, that: (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone; (ii) Cash Equivalents referred to in clauses (i), (ii) and (iii) above shall mature within 30 days of issuance; (iii) if any of Fitch, Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Fitch, Moody’s or S&P, as the case may be; (iv) if any of Fitch, Moody’s or S&P is not in the business of rating securities, then any ratings included in this definition shall be deemed to be an equivalent rating from another rating agency; (v) Cash Equivalents (other than U.S. Government Securities or money market funds maintained by the Custodian) shall not include any such investment of more than $100 million in any single issuer; and (vi) in no event shall Cash Equivalents include any obligation that is not denominated in U.S. dollars.

“CDS Long” means a credit derivative transaction, which is not entered as a hedge or an offset to another CDS, having a Reference Security that is a debt Security or a Bank Loan of an obligor that has in excess of $150 million of indebtedness outstanding at the time the CDS Long is entered into and pursuant to which (1) the Fund receives periodic payments from an Eligible Counterparty and (2) the Fund agrees to purchase such Reference Security (or pay settlement amounts calculated based upon a reduction in the market value of such Reference Security) upon the occurrence of certain credit-related events with respect to such Reference Security or such Reference Security’s obligor.

“CDS Short” means a credit derivative transaction, which is not entered as a hedge or an offset to another CDS, having a Reference Security that is a debt Security or a Bank Loan of an obligor that has in excess of $150 million of indebtedness outstanding at the time the CDS Short is entered into and pursuant to which the Fund makes payments to an Eligible Counterparty in exchange for the option to sell such Reference Security (or to receive settlement amounts calculated based upon a reduction in the market value of such Reference Security) to the Eligible Counterparty upon the occurrence of certain credit-related events with respect to such Reference Security or such Reference Security’s obligor.

“Contract Transaction” means each of the nonrated liabilities listed on the Advance Amount Adjustment Table.

“Covenant Light” means loans without maintenance-style financial covenants, such as maximum leverage and minimum interest and cash flow coverage tests, which are required to be tested (and passed) each month, quarter or half-year.

“Credit Default Swap” or “CDS” means each CDS Long and CDS Short.

“Current Liabilities” means any debts or obligations of the Fund that are due to settle within 10 days.

“Custodian” means The Bank of New York Mellon.

“Dealer Quotations” means with respect to any Quoted Investment at any date, the price for each unit of such Quoted Investment as follows:

(a)

the lower of the bid prices at such date quoted by two Approved Dealers; or

(b)

the average of the bid prices at such date quoted by three Approved Dealers.

“Deemed Redemption Mechanism” means that, in relation to any redemption of Term Preferred Shares, (i) Term Preferred Shares shall no longer be treated as outstanding once the applicable amount of Deposit Securities has been deposited in the Reserve Account (as defined in the Preferred Share Purchase Agreement) after the proper notice of such redemption has been provided with respect to such Term Preferred Shares, (ii) the aggregate Liquidation Preference of Term Preferred Shares shall be reduced by the aggregate Liquidation Preference of the Term Preferred Shares no longer considered outstanding pursuant to clause (i) above and (iii) the aggregate Market Value of Deposit Securities deposited in the Reserve Account with respect to such Term Preferred Shares shall be deemed to be zero.

“Deposit Securities” means Cash and Cash Equivalents.

“Developed Country” means each country whose unsupported sovereign debt obligations have an rating of “AA-” or “Aa3”, as applicable, or better under the OC Test Rating Chart.

“Direct U.S. Agency Debt” means debt Securities issued by an agency of the U.S. government.

“Discount Factor” means for each asset category set forth in the Advance Rate Table herein, the corresponding number found under the “Discount Factor” column.

“Eligible Counterparty” means with respect to any Contract Transaction (other than a CDS in which the Fund is the counterparty writing or selling the protection with respect to the Reference Security), (a) any Approved Counterparty or (b) any Person (i) having an unsecured, unguaranteed and unsupported long-term debt rating of “AA-” or “Aa3”, as applicable, or better under the OC Test Rating Chart or (ii) whose obligations in respect of all Contract Transactions entered into with the Fund are absolutely and unconditionally guaranteed by an affiliate of such Person having an unsecured, unguaranteed and unsupported long-term debt rating of “AA-” or “Aa3”, as applicable, or better under the OC Test Rating Chart; provided that with respect to any counterparty with which the Fund has entered into a Contract Transaction, any counterparty that would qualify as an “Eligible Counterparty” pursuant to clause (b) above but for the fact that such counterparty has suffered a ratings downgrade shall be deemed to be an “Eligible Counterparty” for thirty (30) days after the day it would otherwise have ceased to qualify as an Eligible Counterparty.

“Eligible Investments” has the meaning assigned to such term in this Valuation Schedule under “Determination of Fund Investments Constituting Eligible Investments.”

“Emerging Country” means any country other than the United States of America or a Developed Country; provided that, for the purposes of clause (iv) of Portfolio Parameters, if a country becomes an Emerging Country after the Fund has invested in a Fund Investment relating to such country (and such Fund Investment does not have a guarantor located in a currently Developed Country), such Fund Investment shall not be deemed an Emerging Country until such country has been an Emerging Country for 60 consecutive days.

“EU” means the European Union.

“Excess Fund Investments” means any Fund Investments or portion thereof having a Market Value in excess of the percentages of Managed Assets set forth in the definition of Portfolio Parameters (in each case determined by the Fund using the most recent Market Value for the applicable Fund Investments).

“Excluded Investments” has the meaning assigned to such term in this Valuation Schedule under “Determination of Fund Investments Constituting Eligible Investments.”

“External Pricing Source” means, as applicable, each of the services set forth on Annex I hereto under “External Pricing Sources.”

“First Lien Senior Secured Loan” means a Bank Loan (i) that is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of such loan, (ii) that is secured by a valid first priority perfected security interest or lien to or on specified collateral securing the obligor’s obligation under such loan and (iii) where the value of the collateral securing such loan together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Adviser to repay such loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral); provided, however, that with respect to clauses (i) through (iii) above, such right of payment, security interest or lien may be subordinate to customary permitted liens, including, but not limited to, liens for taxes not yet due or which are being diligently contested in good faith by appropriate proceedings.

“Fitch” means Fitch Ratings, Inc. or any successor thereto.

“Fixed Rate Assets” means each asset that bears interest at a fixed rate.

“Foreign Issuer” means any issuer of a Fund Investment that is incorporated or otherwise formed or organized outside the United States unless such Fund Investment is irrevocably and unconditionally guaranteed by any United States corporation, company, trust or other business entity; provided, however, that none of the following shall be a Foreign Issuer:  an offshore holding company issuer whose operating subsidiaries principally do business, and hold their assets, in the United States.

“Fund” means Blackstone / GSO Senior Floating Rate Term Fund.

“Fund Investments” means all Cash, Cash Equivalents, Bank Loans, Securities and Contract Transactions owned by the Fund.  Fund Investments which the Fund has contracted to purchase shall be deemed for purposes of the Agreement to be owned by the Fund as of the time of such contract to purchase, Fund Investments which the Fund has contracted to sell or to use as consideration for purchase of any other Fund Investments shall cease to be Fund Investments for purposes of the Agreement as of the time of such contract to sell or such contract to purchase, as applicable, and Fund Investments which the Fund will receive as consideration for sale of any other Fund Investments shall be deemed for purposes of the Agreement to be owned by the Fund as of the time of such contract to sell.

“Industry” means any industry category listed in Annex I hereto under “Industry Classifications”.

“Interest Rate Swap Long” means any Swap Transaction pursuant to which the Fund will pay a fixed rate of interest and receive a floating rate of interest entered into by the Fund with an Eligible Counterparty intended to protect the Fund against increases of the floating rate of interest payable (x) on all or a portion of any debt or other obligation of the Fund or (y) on any Fund Investment or to protect against a risk in the fluctuation of interest rates.

“Interest Rate Swap Short” means any Swap Transaction pursuant to which the Fund will pay a floating rate of interest and receive a fixed rate of interest entered into by the Fund with an Eligible Counterparty intended to protect the Fund against increases of the fixed rate of interest payable (x) on all or a portion of any debt or other obligation of the Fund or (y) on any Fund Investment.

“Liquidation Preference” means with respect to the Term Preferred Shares $1,000 per share, plus an amount equal to any accrued, accumulated and unpaid dividends of the Term Preferred Shares.

“Managed Assets” means the aggregate Market Value of the Fund’s assets (including any assets attributable to any preferred shares that may be outstanding, including the Term Preferred Shares, or to money borrowed from banks or financial institutions or issued notes for investment purposes, including the Senior Secured Notes) minus the sum of the Fund’s accrued liabilities (other than Fund liabilities incurred for the express purpose of creating leverage).

“Market Value” has the meaning assigned to such terms in this Valuation Schedule under “Determination of the Market Value of Fund Investments.”

“MBS” means asset-backed Securities that are secured by a mortgage or a collection of mortgages.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Notes” means debt Securities issued by the Fund that are senior to the Term Preferred Shares, including the Senior Secured Notes.

“Notional Amount” means with respect of any Credit Default Swap the outstanding notional amount of such Credit Default Swap or TRS Long.

“OC Test Rating” means as follows:

(i)

with respect to any Eligible Investment with an issue credit rating, the Fitch rating or the lower of the Moody’s and S&P ratings;

(ii)

with respect to any Eligible Investment without an issue credit rating, but whose issuer, or the unconditional and irrevocable guarantor of such issue, is rated, the senior unsecured Fitch rating of such issuer or the lower of the Moody’s and S&P rating of such issuer or such unconditional and irrevocable guarantor, as the case may be;

(iii)

with respect to any Fund Investment not covered in clauses (i) and (ii) above, the rating of the issue as privately assessed by a nationally recognized rating agency at the Fund’s request; and

(iv)

with respect to any Fund Investment not covered in clauses (i) through (iii) above, unrated.

“OC Test Rating Chart” means the chart set forth below:

Moody’s	Fitch	S&P
Aaa	AAA	AAA
Aa1	AA+	AA+
Aa2	AA	AA
Aa3	AA-	AA-
A1	A+	A+
A2	A	A
A3	A-	A-
Baa1	BBB+	BBB+
Baa2	BBB	BBB
Baa3	BBB-	BBB-
Ba1	BB+	BB+
Ba2	BB	BB
Ba3	BB-	BB-
B1	B+	B+
B2	B	B
B3	B-	B-
Caa1	CCC+	CCC+
Caa2	CCC	CCC
Caa3	CCC-	CCC-

“Partial Pay-in-Kind Assets” means assets which are loans paying a cash coupon of at least LIBOR+200 bps in addition to payment in kind or deferred interest

“Pay-in-Kind/Deferred Interest Security” means (i) a Security in which the interest are paid through the issuance of additional securities or (ii) a debt Security which pays interest at a later date rather than in monthly or periodic increments.

“Performing” means loans which remain current on principal and interest payment obligations.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Portfolio Parameters” has the meaning assigned to such term in this Valuation Schedule under “Application of Portfolio Parameters.”

“Preferred Share Purchase Agreement” means the purchase agreement related to the Term Preferred Shares between the Fund and the respective Purchasers therein, dated the date of the Agreement.

“Preferred Stock” means, as applied to the Capital Stock of any Person, Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of Capital Stock of such Person, but not including the Term Preferred Shares.

“Principal Amount” per $1,000 principal amount of a Note means $1,000 plus all accrued and unpaid interest on such Note.

“Put Options (Purchased)” means a put option purchased by the Fund from an Eligible Counterparty intended to protect the Fund against fluctuations in the market value of a Reference Security and pursuant to which (i) the Eligible Counterparty has agreed for a period of time, at the direction of the Fund, to (a) purchase the Reference Security at an agreed strike price (which may be based upon a formula) or (b) pay to the Fund, at the Fund’s election, an amount by which an agreed strike price (which may be based upon a formula) exceeds the current price of the Reference Security; and (ii) the Fund may (a) pay a fee to the Eligible Counterparty in connection with the transaction and (b) agree to deliver the Reference Security to the Eligible Counterparty in satisfaction of all of its obligations to the Eligible Counterparty in connection with the transaction.

“Qualifying Short-Term Debt” means short-term debt of issuers rated “F1+” by Fitch and if not rated by Fitch, rated “A-1+” by S&P or “A-1” by Moody’s, that (i) does not have an “r” suffix attached to their ratings, (ii) has a predetermined fixed dollar amount of principal due at maturity that cannot vary, (iii) does not constitute more than 20% of the rated issue’s outstanding principal amount, (iv) does not mature beyond 30 days, and (v) if the debt may be liquidated prior to its maturity, the interest thereon should be tied to a single interest rate index plus a single fixed spread (if any) and should move proportionately with that index. For purposes of this definition, “short-term debt” includes commercial paper, federal funds, repurchase agreements, unsecured certificates of deposit, time deposits and banker’s acceptances.

“Quoted Investments” means Fund Investments for which market quotations from External Pricing Sources are available.

“Rating Agency Condition” means with respect to any specified action, that (a) Fitch shall have been given 30 days’ prior written notice thereof and (b) Fitch shall have notified the Fund in writing in such 30 day period that such action will not result in a downgrading or withdrawal of its then current ratings of the Senior Secured Notes and/or the Term Preferred Shares.

“Receivables” means all amounts due to the Fund that are expected to be collected in Cash.

“Reference Security” means, with respect to any Contract Transaction, the Security or Bank Loan referred to in the underlying transaction documents for such Contract Transaction, as the “reference securities,” or “reference obligations”.

“Reverse Repurchase Agreement” means any agreement pursuant to which the Fund sold Securities to a lender and agreed to buy such Securities from such lender at a fixed price at a specific future date.

“S&P” means Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Second Lien Loan” means a Bank Loan that (i) is not (and cannot by its terms become) subordinate in right of payment to any other obligation (other than a First Lien Senior Secured Loan) of the obligor of such loan with respect to the liquidation of such obligor or the collateral for such loan and (ii) is secured by a valid second priority perfected security interest or lien to or on specified collateral securing the obligor’s obligations under such loan; provided, however, that with respect to clauses (i) and (ii) above, such right of payment, security interest or lien may be subordinate to customary permitted liens, including, but not limited to, liens for taxes not yet due or which are being diligently contested in good faith by appropriate proceedings.

“Securities” means notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities, guarantees of indebtedness, choses in action, trade claims, other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

“Senior Secured Notes” means the Series A Floating Rate Senior Secured Notes of the Fund.

“Short-Term Debt Investments” means debt Securities having a remaining maturity of 60 days or less when purchased.

“Structured Finance Assets” means Securities (other than MBSs) that entitle the holders thereof to receive payments that depend solely on the cash flow from or sale proceeds of a specified pool of assets, either fixed or revolving, together with rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such Securities.

“Supranationals” means debt securities issued by international non-governmental organizations and other similar international bodies.

“Swap Transaction” means: (i) any rate, basis, commodity, currency or debt swap; (ii) any call, put, cap, collar or floor agreement; (iii) any rate, basis, commodity, currency or debt futures or forward agreement; (iv) any rate, basis, commodity, currency or debt option representing an obligation to buy or sell a security, commodity, currency or debt; and (v) any other similar agreement.

“Term Preferred Shares” means the Series A Floating Rate Cumulative Term Preferred Shares.

“Third Lien Loan” means a Bank Loan that (i) is not (and cannot by its terms become) subordinate in right of payment to any other obligation (other than a First Lien Senior Secured Loan or a Second Lien Loan) of the obligor of such loan with respect to the liquidation of such obligor or the collateral for such loan and (ii) is secured by a valid third priority perfected security interest or lien to or on specified collateral securing the obligor’s obligations under such loan; provided, however, that with respect to clauses (i) and (ii) above, such right of payment, security interest or lien may be subordinate to customary permitted liens, including, but not limited to, liens for taxes not yet due or which are being diligently contested in good faith by appropriate proceedings.

“TRS Long” means (x) a Swap Transaction with daily settlement between the Fund and an Eligible Counterparty pursuant to which (a) the Eligible Counterparty is entitled to receive from the Fund an amount equal to (1) periodic payments based on the Notional Amount of such transaction for the term thereof at a specified rate (which may be fixed or floating) and/or (2) the decrease over the term of such transaction in the market value of a single designated Reference Security that is a debt Security and (b) the Eligible Counterparty is obligated to make payment to the Fund in an amount equal to (1) the interest, fees and other cash flows paid on such Reference Security for the term of such transaction and/or (2) the increase over the term of such transaction in the market value of such Reference Security or (c) the Eligible Counterparty and the Fund agree to pay a net amount calculated by reference to (a) and (b) above and (y) any transaction commonly referred to as a “total return swap” that is with respect to a single Reference Security that is a debt Security and that is substantially similar to the transactions described in clause (x).

“Unquoted Investments” means Fund Investments for which market quotations are not available from External Pricing Sources or Dealer Quotations.

“United States” or “U.S.” means the United States of America.

“U.S. Agency MBS” means MBS that are fully guaranteed by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States of America.

“U.S. Government Securities” means Securities that are direct obligations of, or obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes. In no event shall U.S. Government Securities include: (i) any security providing for the payment of interest only; (ii) any Swap Transaction; or (iii) any obligation on which all or any portion of the payments thereunder is based, directly or indirectly, on any Swap Transaction.

“Valuation Committee” means the Valuation Committee of the Fund comprised of Messrs. Daniel H. Smith, Jr., and Michael Holland, or any other individuals as may be appointed by the Fund.

“VRC” means Valuation Research Corporation.

ANNEX I

INDUSTRY CLASSIFICATIONS

Industry Code	Description
1.	Aerospace and Defense
2.	Automotive
3.	Banking, Finance, Insurance & Real Estate
4.	Beverage, Food and Tobacco
5.	Capital Equipment
6.	Chemicals, Plastics & Rubber
7.	Construction & Building
8.	Consumer goods; Durable
9.	Consumer goods; Non-durable
10.	Containers, Packaging & Glass
11.	Energy: Electricity
12.	Energy: Oil & Gas
13.	Environmental Industries
14.	Forest Products & Paper
15.	Healthcare & Pharmaceuticals
16.	High Tech Industries
17.	Hotel, Gaming & Leisure
18.	Media: Advertising, Printing & Publishing
19.	Media: Broadcasting & Subscription
20.	Media: Diversified & Production
21.	Metals and Mining
22.	Retail
23.	Services: Business
24.	Services: Consumer
25.	Sovereign & Public Finance
26.	Telecommunications
27.	Transportation: Cargo
28.	Transportation: Consumer
29.	Utilities: Electric
30.	Utilities: Oil & Gas
31.	Utilities: Water

APPROVED DEALERS

1.  Bank of America

2.  Bank of Montreal

3.  Bank of Nova Scotia

4.  Barclays Bank

5.  BBT Capital

6.  BNP Paribas

7.  Broadpoint Capital

8.  Calyon Securities

9.  Cantor Fitzgerald

10.  CapRok Capital (multilat only)

11.  Citadel Securities

12.  Citi

13.  Commerzbank

14.  Credit Suisse

15.  CRT Capital (multilat only)

16.  Deutsche Bank

17.  Dresdner

18.  FBR (Friedman, Billings, Ramsey)

19.  GE Capital Corporation

20.  Goldman Sachs

21.  HSBC Investment Bank

22.  Imperial Capital

23.  ING

24.  Jefferies & Company, Inc.

25.  JPMorgan

26.  Lloyds

27.  Macquarie

28.  Morgan Stanley

29.  Nomura

30.  Oppenheimer

31.  Rabobank

32.  Royal Bank of Canada

33.  Royal Bank of Scotland/GC

34.  Société Générale

35.  TD Bank (Toronto-Dominion)

36.  UBS

37.  Wells Fargo Bank

38.  West LB

EXTERNAL PRICING SOURCES

Asset Class	External Pricing Sources
Securities	IDC
Bloomberg
Loans	Loan X
OTC derivatives	Mark It Partners

APPROVED VALUATION PROVIDERS

1)

VRC

2)

Houlihan Lokey

3)

Hamilton Lane

4)

Murray Devine

SCHEDULE C
(to Note Purchase Agreement)

SCHEDULE 5.3

Other Disclosure Documents

1. GSO CEF – Sample Analysis_072110_Final.xls, dated July 21, 2010.

SCHEDULE 5.3

(to Note Purchase Agreement)

SCHEDULE 5.15

Existing Indebtedness

None.

SCHEDULE 5.15
(to Note Purchase Agreement)

EXHIBIT 1

[FORM OF NOTE]

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE NOTE PURCHASE AGREEMENT REFERRED TO IN THIS NOTE.]2

EXHIBIT 1
(to Note Purchase Agreement)

BLACKSTONE / GSO SENIOR FLOATING RATE TERM FUND

FLOATING RATE SENIOR SECURED NOTE DUE 2020

[Date]

No. [_____]

CUSIP No. ___________

$[_______]

FOR VALUE RECEIVED, the undersigned, BLACKSTONE / GSO SENIOR FLOATING RATE TERM FUND (herein called the “Fund”), a statutory trust organized under the laws of the State of Delaware, hereby promises to pay to [Cede & Co., or its registered assigns]3, the principal sum of [_____________________] DOLLARS [(as revised by the Schedule of Increases or Decreases in Global Note attached hereto)]4 on May 31, 2020, with interest (computed on the actual number of days elapsed on the basis of a year consisting of 360 days) (a) on the unpaid balance hereof the Adjusted LIBOR Rate as calculated for each Interest Period pursuant to Section 1 of the Note Purchase Agreement from the date hereof, payable quarterly on the last day of each February, May, August and November in each year, or if any such date is not a Business Day, on the immediately following Business Day, (commencing with the [November] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of premium, interest and LIBOR Breakage Amount, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate equal to the Default Rate.

In addition to any other amounts of interest payable hereunder, the interest rate applicable to this Note is subject to increase pursuant to and in accordance with the requirements of Section 9.8 of the Note Purchase Agreement (referred to below).

Payments of principal of, premium, if any, LIBOR Breakage Amount, if any, and interest on this Note are to be made in lawful money of the United States of America at The Bank of New York Mellon Trust Company, National Association or at such other place as the Fund shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Floating Rate Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August [   ] (as from time to time amended, the “Note Purchase Agreement”), between the Fund and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation and warranty set forth in Section 6(d) of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Fund may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Fund will not be affected by any notice to the contrary.

This Note is subject to optional prepayment and mandatory prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

This Note shall not be valid until an authorized signatory of the Registrar and Transfer Agent (or an authenticating agent) manually signs the certificate of authentication on this Note.

This Note shall be construed and enforced in accordance with, and the rights of the Fund and the holder of this Note shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

BLACKSTONE / GSO SENIOR FLOATING RATE TERM FUND
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON

TRUST COMPANY, NATIONAL

ASSOCIATION, as Registrar and Transfer

Agent, certifies that this is one of the Notes

referred to in the Note Purchase Agreement.

By:

Authorized Officer

ASSIGNMENT

For value received _____________________________________ hereby sell(s) assign(s) and transfer(s) unto __________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints ______________________________________ attorney to transfer said Notes on the books of the Fund, with full power of substitution in the premises.

In connection with any transfer of the Notes the undersigned confirms that such Notes are being transferred:

To Blackstone / GSO Senior Floating Rate Term Fund; or

To a “qualified institutional buyer” pursuant to Rule 144A or another exemption from registration under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Registrar and Transfer Agent will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof.

SCHEDULE OF DECREASES AND INCREASES IN GLOBAL NOTE5

The following decreases and increases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Registrar and Transfer Agent

EXHIBIT 4.4

FORM OF OPINION OF SPECIAL COUNSEL
TO THE FUND

Matters To Be Covered In

Opinion of Special Counsel To the Company

Opinion of Simpson Thacher & Bartlett LLP

1.

The Fund is duly qualified to do business and is active under the law of the State of New York.

2.

Assuming that (a) each of the Fund Agreements is a valid and legally binding obligation of each of the parties thereto (other than the Fund), (b) assuming that the Fund is validly existing under the Delaware Statutory Trust Act, (c) the Fund has duly authorized, executed and delivered each of the Fund Agreements in accordance with applicable law (other than the law of the State of New York) and (d) execution and delivery by the Fund of the Fund Agreements and performance by the Fund of its obligations thereunder do not violate any applicable laws (other than the law of the State of New York and the federal laws of the United States), each of the Fund Agreements constitutes the valid and legally binding obligation of the Fund, enforceable against the Fund in accordance with its terms.

3.

Each of the Fund Agreements has been duly executed and delivered by the Fund in accordance with the law of the State of New York.

4.

Assuming due authentication thereof by The Bank of New York Mellon Trust Company, National Association, as registrar and transfer agent, and upon payment and delivery in accordance with the Purchase Agreement and assuming that the Fund is validly existing under the Delaware Statutory Trust Act, that the Fund has duly authorized, executed and issued the Notes in accordance with applicable law (other than the law of the State of New York), the Notes will constitute valid and legally binding obligation of the Fund, enforceable against the Fund in accordance with their terms.

5.

The issue and sale of the Notes by the Fund as contemplated by the Purchase Agreement and the execution, delivery and performance by the Fund of the Fund Agreements, do not or will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on the annexed Schedule I furnished to us by the Fund and which the Fund has represented to us lists all material agreements and instruments to which the Fund is a party or by which the Fund is bound or to which any of the property or assets of the Fund is subject, nor do or will such actions violate, assuming that the Fund will comply with the provisions of the Purchase Agreement relating to the use of proceeds, any federal or New York State statute or any rule or regulation that has been issued pursuant to any federal or New York State statute applicable to the Fund or any order applicable to the Fund known to us issued pursuant to any federal or New York State statute or by any court or governmental agency or body having jurisdiction over the Fund or any of its properties.

6.

No consent, approval, authorization, order, registration or qualification of or with any federal or New York State governmental agency or body or, to our knowledge, any federal or New York State court is required for the issue and sale of the Notes by the Fund as contemplated by the Purchase Agreement and the compliance by the Fund with all of the provisions of the Fund Agreements, except that it is understood that no opinion is given in this paragraph 6 with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

7.

No registration under the Securities Act of the Notes and no qualification of an indenture under the Trust Indenture Act of 1939, as amended, is required for the offer and sale of the Notes by the Fund to the Initial Purchasers or any reoffer and resale of the Notes by the Initial Purchasers to the initial purchasers therefrom solely in the manner contemplated by the Private Placement Memorandum and the Purchase Agreement.

8.

Assuming that the Fund will comply the provisions of the Purchase Agreement relating to the use of proceeds, the execution and delivery of the Purchase Agreement by the Fund will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

9.

The Security Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties referred to therein (the “Secured Parties”) a security interest in the Collateral described therein in which a security interest may be created under Article 9 of the New York UCC.

10.

The Collateral Agent will have a perfected security interest in the Collateral that consists of “securities accounts” and “security entitlements” within the meaning of Article 8 of the New York UCC (the “Pledged Investment Property”) for the benefit of the Secured Parties under the New York UCC upon The Bank of New York Mellon, as the securities intermediary that maintains the securities account in which the Pledged Investment Property is held, agreeing that it will comply with entitlement orders originated by the Collateral Agent without further consent by the entitlement holder of the Pledged Investment Property.

11.

The Collateral Agent will have a perfected security interest in the Collateral that consists of deposit accounts for the benefit of the Secured Parties under the New York UCC upon The Bank of New York Mellon, as the depositary bank in which such deposit accounts are maintained, agreeing that it will comply with instructions originated by the Collateral Agent directing disposition of the funds in such deposit accounts without further consent of the Fund.

Opinion of Richards, Layton & Finger, P.A. (Delaware Law)

1.

The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Act”).

2.

Under the Act and the Trust Documents, the Trust has the trust power and authority to execute, deliver and perform its obligations under the Fund Agreements.

3.

The Trust has duly authorized, executed and delivered the Fund Agreements.

4.

The Notes issued by the Trust on the date hereof have been duly authorized, executed and delivered by the Trust.

5.

None of  the execution, delivery and performance by the Trust of the Fund Agreements or the consummation by the Trust of any of the transactions contemplated by the Fund Agreements, including the issuance and sale by the Trust of the Notes, requires the consent, authorization, order or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust (which has been duly filed with the Secretary of State) and any required financing statements with the Secretary of State.

6.

None of the execution, delivery and performance by the Trust of the Fund Agreements, the issuance and sale by the Trust of the Notes or the consummation by the Trust of the transactions contemplated by the Fund Agreements, violates or will violate the Trust Documents or any law, rule or regulation of the State of Delaware applicable to the Trust or, to our knowledge, any order judgment or decree applicable to the Trust issued pursuant to any statute or any rule or regulation of the State of Delaware.

Opinion of Richards, Layton & Finger, P.A. (Delaware UCC Law)

1.

The Financing Statement is in an appropriate form for filing with the Division.

2.

Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the "Delaware UCC") is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statement with the Division, the Collateral Agent will have a perfected security interest in the Trust's rights in that portion of the Collateral (as defined in the Agreement) described in the Financing Statement in which a security interest may be perfected by the filing of a UCC financing statement with the Division and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

3.

The Trust is a "registered organization" for purposes of Article 9 of the Delaware UCC.  The Trust is "located" (within the meaning of Section 9-307 of the Delaware UCC) in the State of Delaware.  Under Article 9 of the Delaware UCC (including the choice of laws provisions thereof), while a debtor is "located" in a jurisdiction, the local law of that jurisdiction governs perfection of a nonpossessory security interest in collateral if the collateral constitutes "accounts," "general intangibles," "negotiable documents," "goods" (other than as-extracted collateral, timber to be cut, goods covered by a certificate of title, and goods as to which a security interest therein is perfected by filing a fixture filing), "instruments" or "chattel paper."

Footnotes

1 For all asset categories, asset maturity is calculated on the basis of the security’s final maturity, except for securities that contain a put provision at the security holder’s option, with no right not to exercise such right. In such instances and for the purpose of determining the appropriate asset discount factor, the next available put date may be assumed to be the asset maturity date.  Please refer to “Certain Definitions” for each asset category’s final maturity.

2 Use bracketed language for a Global Note

3 Use bracketed language for a Global Note

4 Use bracketed language for a Global Note

5 For Global Notes only

EXHIBIT 4.4
(to Note Purchase Agreement)